                                                                     Exhibit 3.1

                                ENGLISH TRANSLATION OF CHINESE LANGUAGE ORIGINAL

                             Articles of Association

                                       of

                      China Life Insurance Company Limited

                                November 10, 2003

                                Table of Contents

Chapter 1 General Provisions.......................................................7
   Article 1.......................................................................7
   Article 2.......................................................................7
   Article 3.......................................................................8
   Article 4.......................................................................8
   Article 5.......................................................................8
   Article 6.......................................................................8
   Article 7.......................................................................9
   Article 8.......................................................................9
Chapter 2 The Company's Objectives and Scope of Business...........................9
   Article 9.......................................................................9
   Article 10.....................................................................10
Chapter 3 Shares and Registered Capital...........................................10
   Article 11.....................................................................10
   Article 12.....................................................................10
   Article 13.....................................................................10
   Article 14.....................................................................11
   Article 15.....................................................................11
   Article 16.....................................................................11
   Article 17.....................................................................12
   Article 18.....................................................................12
   Article 19.....................................................................12
   Article 20.....................................................................12
   Article 21.....................................................................13
Chapter 4 Reduction of Capital and Repurchase of Shares...........................13
   Article 22.....................................................................13
   Article 23.....................................................................13
   Article 24.....................................................................13
   Article 25.....................................................................14
   Article 26.....................................................................14
   Article 27.....................................................................14
   Article 28.....................................................................14
Chapter 5 Financial Assistance for Acquisition of Shares..........................15
   Article 29.....................................................................15
   Article 30.....................................................................16
   Article 31.....................................................................16
Chapter 6 Share Certificates and Register of Shareholders.........................17
   Article 32.....................................................................17
   Article 33.....................................................................17
   Article 34.....................................................................17

   Article 35.....................................................................18
   Article 36.....................................................................18
   Article 37.....................................................................19
   Article 38.....................................................................19
   Article 39.....................................................................20
   Article 40.....................................................................20
   Article 41.....................................................................20
   Article 42.....................................................................20
   Article 43.....................................................................22
   Article 44.....................................................................22
Chapter 7 Shareholders' Rights and Obligations....................................22
   Article 45.....................................................................22
   Article 46.....................................................................22
   Article 47.....................................................................23
   Article 48.....................................................................24
   Article 49.....................................................................24
Chapter 8 Shareholders' General Meetings..........................................25
   Article 50.....................................................................25
   Article 51.....................................................................25
   Article 52.....................................................................26
   Article 53.....................................................................26
   Article 54.....................................................................26
   Article 55.....................................................................27
   Article 56.....................................................................27
   Article 57.....................................................................27
   Article 58.....................................................................28
   Article 59.....................................................................28
   Article 60.....................................................................28
   Article 61.....................................................................29
   Article 62.....................................................................29
   Article 63.....................................................................29
   Article 64.....................................................................30
   Article 65.....................................................................30
   Article 66.....................................................................30
   Article 67.....................................................................30
   Article 68.....................................................................31
   Article 69.....................................................................31
   Article 70.....................................................................31
   Article 71.....................................................................31
   Article 72.....................................................................32
   Article 73.....................................................................32
   Article 74.....................................................................33
   Article 75.....................................................................33
   Article 76.....................................................................33
   Article 77.....................................................................33
   Article 78.....................................................................33

   Article 79.....................................................................34
Chapter 9 Special Procedures for Voting by A Class of Shareholders................34
   Article 80.....................................................................34
   Article 81.....................................................................34
   Article 82.....................................................................34
   Article 83.....................................................................35
   Article 84.....................................................................36
   Article 85.....................................................................36
   Article 86.....................................................................36
   Article 87.....................................................................36
Chapter 10 Board of Directors.....................................................37
   Article 88.....................................................................37
   Article 89.....................................................................37
   Article 90.....................................................................37
   Article 91.....................................................................38
   Article 92.....................................................................39
   Article 93.....................................................................39
   Article 94.....................................................................39
   Article 95.....................................................................40
   Article 96.....................................................................40
   Article 97.....................................................................40
   Article 98.....................................................................40
   Article 99.....................................................................41
   Article 100....................................................................41
Chapter 11 Secretary of the Board of Directors....................................41
   Article 101....................................................................41
   Article 102....................................................................41
   Article 103....................................................................42
Chapter 12 Committees under the Board of the Directors............................42
   Article 104....................................................................42
   Article 105....................................................................42
Chapter 13 General Manager........................................................42
   Article 106....................................................................42
   Article 107....................................................................42
   Article 108....................................................................43
   Article 109....................................................................43
Chapter 14 Supervisory Board......................................................43
   Article 110....................................................................43
   Article 111....................................................................43
   Article 112....................................................................44
   Article 113....................................................................44
   Article 114....................................................................44
   Article 115....................................................................44
   Article 116....................................................................45
   Article 117....................................................................45
   Article 118....................................................................45

Chapter 15 The Qualifications and Duties of the Directors, Supervisors, General
   Manager, Deputy General Managers and Other Senior Officer of the Company.......45
   Article 119....................................................................45
   Article 120....................................................................46
   Article 121....................................................................46
   Article 122....................................................................47
   Article 123....................................................................47
   Article 124....................................................................48
   Article 125....................................................................49
   Article 126....................................................................49
   Article 127....................................................................49
   Article 128....................................................................50
   Article 129....................................................................50
   Article 130....................................................................50
   Article 131....................................................................51
   Article 132....................................................................51
   Article 133....................................................................51
   Article 134....................................................................51
   Article 135....................................................................52
   Article 136....................................................................52
Chapter 16 Financial and Accounting Systems and Profit Distribution...............53
   Article 137....................................................................53
   Article 138....................................................................53
   Article 139....................................................................53
   Article 140....................................................................53
   Article 141....................................................................54
   Article 142....................................................................54
   Article 143....................................................................54
   Article 144....................................................................54
   Article 145....................................................................54
   Article 146....................................................................55
   Article 147....................................................................55
   Article 148....................................................................55
   Article 149....................................................................55
   Article 150....................................................................56
   Article 151....................................................................56
   Article 152....................................................................56
   Article 153....................................................................56
Chapter 17 Appointment of Auditors................................................57
   Article 154....................................................................57
   Article 155....................................................................57
   Article 156....................................................................57
   Article 157....................................................................57
   Article 158....................................................................58
   Article 159....................................................................58
   Article 160....................................................................58

   Article 161....................................................................59
Chapter 18 Insurance..............................................................60
   Article 162....................................................................60
Chapter 19 Labor and Personnel Management System..................................60
   Article 163....................................................................60
   Article 164....................................................................60
   Article 165....................................................................60
   Article 166....................................................................60
Chapter 20 Trade Unions...........................................................60
   Article 167....................................................................60
Chapter 21 Merger and Division of the Company.....................................61
   Article 168....................................................................61
   Article 169....................................................................61
   Article 170....................................................................61
   Article 171....................................................................62
Chapter 22 Dissolution and Liquidation............................................62
   Article 172....................................................................62
   Article 173....................................................................62
   Article 174....................................................................63
   Article 175....................................................................63
   Article 176....................................................................63
   Article 177....................................................................64
   Article 178....................................................................64
   Article 179....................................................................64
Chapter 23 Procedures for Amendment of the Company's Articles of Association......65
   Article 180....................................................................65
   Article 181....................................................................65
   Article 182....................................................................65
Chapter 24 Dispute Resolution.....................................................66
   Article 183....................................................................66
Chapter 25 Notice.................................................................67
   Article 184....................................................................67
   Article 185....................................................................67
   Article 186....................................................................67
   Article 187....................................................................67
   Article 188....................................................................68
Chapter 26 Supplementary..........................................................68
   Article 189....................................................................68
   Article 190....................................................................68
   Article 191....................................................................68

These Articles of Association has been approved by:

     a special resolution of the second interim shareholders' meeting of year 2003 of China Life Insurance Company Limited on September 11, 2003;

     China Insurance Regulatory Commission on September 30, 2003;

     a special resolution of the third interim shareholders' meeting of year 2003 of China Life Insurance Company Limited on November 12, 2003; and,

     China Insurance Regulatory Commission on                .
                                              ---------------

                          Chapter 1 General Provisions

Article 1.

     China Life Insurance Company Limited (the "Company") is a joint stock limited company established in accordance with the Insurance Law of the People's Republic of China (the "Insurance Law"), the Company Law of the People's Republic of China (the "Company Law"), the Securities Law of the People's Republic of China (the "Securities Law"), the State Council's Special Regulations on Overseas Offering and Listing of Joint Stock Limited Company (the "Special Regulations"), and other relevant laws and administrative regulations.

     The Company was established by way of promotion with China Life Insurance Company as the sole promoter, and with the approval of China Insurance Regulatory Commission (the "CIRC"), as evidenced by the approving document Bao Jian Fu [2003] No.115 of 2003. It is registered with, and has obtained a business license from, the State Administrative Bureau for Industry and Commerce on June 30, 2003. The Company's business license number is 1000001003796.

     The promoter of the Company is China Life Insurance (Group) Company.

     The predecessor of China Life Insurance (Group) Company is China Life Insurance Company. China Life Insurance Company was changed to China Life Insurance (Group) Company (the "Group Company") after obtaining the approval of the CIRC (Bao Jian Fu [2003] 108). The Group Company obtained its business license (Registration No. 1000001002372) reissued by the State Administration for Industry and Commerce on July 21, 2003;

Article 2.

     The registered Chinese name of the Company is: (Chinese Character).

     The short name for the registered Chinese name of the Company is: (Chinese Character).

     The English name of the Company is: China Life Insurance Company Limited.

     The short name for the English name of the Company is: China Life.

Article 3.

     Address of the Company:   China Life Building, No.16 Chao Yang Men Wai
                               Avenue, Chaoyang District, Beijing

     Telephone Number:         010-85659999

     Fax Number:               010-85659000

     Post Code:                100020

Article 4.

     The Company's legal representative is the Chairman of the Board of Directors of the Company.

Article 5.

     The Company is a joint stock limited company that has perpetual existence.

     The shareholders of the Company shall exercise their rights and bear their liabilities to the extent of their respective shareholdings in the Company. The Company shall be liable for the debts of the Company to the extent of all the property of the Company.

     The Company is an independent legal person under the jurisdiction and protection of the laws and administrative regulations of the People's Republic of China.

Article 6.

     Pursuant to the Company Law, the Insurance Law, the Special Regulations, the Mandatory Provisions governing the Articles of Association of Overseas Listed Companies (hereinafter "Mandatory Provisions") and other laws, administrative regulations and relevant provisions, the Company has called a Second Interim Shareholders' Meeting of 2003 on September 11, 2003 to amend the Articles of Association of the Company as entered into as of the incorporation of the Company (the "Previous Articles of Association") and to duly enter into those Articles of Association (the "Company Articles of Association" or these "Articles of Association").

     The Articles of Association shall come into effect after it is approved by CIRC, and upon its coming into effect, it shall supersede the Previous Articles of Association of the Company.

     From the date on which the Company's Articles of Association come into effect, the Company's Articles of Association shall constitute a legally binding document regulating the Company's organization and activities, and the rights and obligations between the Company and each shareholder and among the shareholders.

Article 7.

     The Company's Articles of Association are binding on the Company and its shareholders, directors, supervisors, general manager, deputy general manager and other senior officers of the Company; all of whom are entitled, in accordance with the Company's Articles of Association, to make suggestions with respect to the affairs of the Company.

     A shareholder may take action against the Company pursuant to the Company's Articles of Association and vice versa. A shareholder may also take action against another shareholder and the directors, supervisors, general manager, deputy general manager and other senior officers of the Company pursuant to the Company's Articles of Association.

     The actions referred to in the preceding paragraph include court proceedings and arbitrations.

     "Other senior officers" as used in the Company's Articles of Association refer to the secretary to the Board of Directors, chief financial officer and the chief actuary of the Company.

Article 8.

     The Company may invest in other limited liability companies or joint stock limited companies. The Company's liability to an invested company shall be limited to the amount of its capital contribution to the invested company.

     Upon the approval of the companies approval authority authorized by the State Council, the Company may, according to its operating and management needs, operate as a holding company as prescribed in the second paragraph of Article 12 of the Company Law.

            Chapter 2 The Company's Objectives and Scope of Business

Article 9.

     The Company's objectives are: to conform to the ideal of "mutual benefit" in operation; to observe the operational policy of fiduciary principle and steadfast operation; to improve the operation and management of the Company; with the concentration on economical benefits and market-oriented direction, to facilitate the continual healthy growth of the Company; and to ensure the interests of the Company, its employees and shareholders.

Article 10.

     The Company's scope of business shall be consistent with and subject to the scope of business approved by the insurance regulatory authority of the PRC and the authority responsible for company registrations.

     The Company's scope of business includes: personal insurance, health insurance, accident insurance and other personal insurance; reinsurance of personal insurance; the operation of funds as allowed by laws or regulations, or approved by the State Council; and various services, consulting and agency businesses relating to personal insurance.

     The Company may, according to the demand and supply of domestic and international markets, the Company's ability to develop and the requirements of the Company's business, adjust its scope of business in accordance with laws.

     Subject to compliance with the laws and administrative regulations of the People's Republic of China (the "PRC"), the Company has the power to raise and borrow money, which power includes (without limitation) the borrowing of money, the issuance of debentures, the charging or mortgaging of part or all of the Company's interests, and to provide guarantees for the debts of any third party (including but not limited to its subsidiaries or associated companies) under various circumstances.

                     Chapter 3 Shares and Registered Capital

Article 11.

     There must, at all times, be ordinary shares in the Company, which shall include Domestic-Invested and Foreign-Invested Shares. Subject to the approval by the Company approving department authorized by the State Council, the Company may, according to its requirements, create different classes of shares.

Article 12.

     The shares issued by the Company shall each have a par value of Renminbi one (1) yuan. "Renminbi" means the lawful currency of the PRC.

Article 13.

     Subject to the approval by the securities regulatory authority under the State Council, the Company may issue shares to Domestic Investors and Foreign Investors.

     "Foreign Investors" means those investors who subscribe for the shares of the Company and who are located in foreign countries and in the regions of Hong Kong,

Macau or Taiwan. "Domestic Investors" means those investors who subscribe for the shares of the Company and who are located within the territory of the PRC (excluding the regions of Hong Kong, Macau and Taiwan).

Article 14.

     Shares which the Company issues to Domestic Investors for subscription in Renminbi shall be referred to as "Domestic-Invested Shares". Shares which the Company issues to Foreign Investors for subscription in foreign currencies shall be referred to as "Foreign-Invested Shares". Foreign-Invested Shares which are listed overseas are called "Overseas-Listed Foreign-Invested Shares".

     The aforementioned "foreign currencies" means the lawful currencies of countries or regions outside the PRC which are recognized by the State's foreign exchange authority and which can be used to pay the share purchase price to the Company.

     Domestic-Invested Shares issued by the Company shall be referred to as "A Shares". Overseas-Listed Foreign-Invested Shares issued by the Company and which are listed in Hong Kong shall be referred to as "H Shares". H Shares are shares that have been admitted for listing on The Stock Exchange of Hong Kong Limited (the "Stock Exchange"), the par value of which is denominated in Renminbi and which are subscribed for and traded in Hong Kong dollars. H Shares can also be listed on a stock exchange in the United States in the form of American Depository Receipts.

Article 15.

     Subject to the approval of the Company approval authority authorized by the State Council, ordinary shares issuable by the Company may not exceed a total of 26,764,705,882 shares, of which 20 billion ordinary shares, representing 74.7% of the total number, were issued to the promoter of the Company at the time when the Company was established.

Article 16.

     H shares the Company issues in its initial public offering upon its incorporation shall not exceed 7,441,176,471 shares, of which incremental offering shall not exceed 6,764,705,882 shares and inventory offering shall not exceed 676,470,588.

     If the over-allotment option is not exercised, the share capital structure of the Company shall, following the increase in capital in the manner described above, comprise 25,882,352,941 ordinary shares, of which 19,411,764,706 shares, which represent 75% of the Company's share capital, will be held by the Group Company, the promoter; and 6,470,588,235 shares, which represent 25% of the Company's share capital, will be held by the holders of H Shares.

     If not more than 15% of the over-allotment option is exercised, the share capital structure of the Company shall, following the increase in capital in the manner described above, comprise 26,764,705,882 ordinary shares, of which 19,323,529,412 shares, which represent 72.2% of the Company's share capital, will be held by the Group Company, the promoter; and 7,441,176,471 shares, which represent 27.8% of the Company's share capital, will be held by the holders of H Shares.

Article 17.

     The Company's Board of Directors may take all the necessary actions for the issuance of Overseas-Listed Foreign-Invested Shares and Domestic-Invested Shares after proposals for the issuance of the same have been approved by the securities regulatory authority under the State Council.

     The Company may implement its proposal to issue Overseas-Listed Foreign-Invested Shares and Domestic-Invested Shares pursuant to the preceding paragraph within fifteen (15) months from the date of approval by the securities regulatory authority under the State Council.

Article 18.

     When the total number of shares stated in the proposal for the issuance of shares include Overseas-Listed Foreign-Invested Shares and Domestic-Invested Shares, such shares shall be fully subscribed for in a single time at their respective offerings. If the shares cannot be fully subscribed for in a single time due to special circumstances, the shares may, subject to approval by the securities regulatory authority under the State Council, be issued in separate batches.

Article 19.

     The registered capital of the Company shall be RMB20 billion. If the over-allotment option is exercised, the registered capital of the Company shall be adjusted accordingly, and such exercise shall be subject to the approval by the insurance regulatory authority of the PRC and be filed with the securities regulatory authority for its records.

Article 20.

     The Company may, based on its operating and development needs, authorize the increase of its capital pursuant to the Company's Articles of Association.

     The Company may increase its capital in the following ways:

     (1)  by offering new shares for subscription to unspecified investors;

     (2)  by issuing new shares to its existing shareholders;

     (3)  by allotting bonus shares to its existing shareholders;

     (4)  by other means as permitted by law and administrative regulation.

     After the Company's increase of share capital by means of the issuance of new shares has been approved in accordance with the provisions of the Company's Articles of Association, the issuance thereof shall be made in accordance with the procedures set out in the relevant laws and administrative regulations.

Article 21.

     Unless otherwise stipulated in the relevant laws and administrative regulations, shares in the Company shall be freely transferable and are not subject to any lien.

             Chapter 4 Reduction of Capital and Repurchase of Shares

Article 22.

     According to the provisions of the Company's Articles of Association, the Company may reduce its registered capital.

Article 23.

     The Company must prepare a balance sheet and an inventory list of its assets when it reduces its registered capital.

     The Company shall notify its creditors within ten (10) days of the date of the Company's resolution for reduction of capital and shall publish an announcement in a newspaper at lease three (3) times within thirty (30) days of the date of such resolution. A creditor has the right within thirty (30) days of receipt of the notice from the Company or, in the case of creditor who does not receive such notice, within ninety (90) days of the date of the first public announcement, to require the Company to repay its debts or to provide a corresponding guarantee for such debt.

     The Company's registered capital must not, after the reduction in capital, be less than the minimum amount required by law.

Article 24.

     The Company may, in accordance with the procedures set out in the Company's Articles of Association and upon the approval by the relevant State authority, repurchase its issued shares under the following circumstances:

     (1)  cancellation of shares for the purpose of reducing its capital;

     (2)  merging with another company that holds shares in the Company;

     (3)  other circumstances permitted by law and administrative regulation.

Article 25.

     The Company may repurchase shares in any of the following ways, with the approval of the relevant State authority:

     (1) by making general offer for the repurchase of shares to all of its shareholders on a pro rata basis;

     (2)  by repurchasing shares through public dealing on a stock exchange;

     (3) by repurchasing shares outside of the stock exchange by means of an off-market agreement.

Article 26.

     The Company must obtain the prior approval of the shareholders at a general meeting (in the manner provided in the Company's Articles of Association) before it can repurchase shares outside of the stock exchange by means of an off-market agreement. The Company may, by obtaining the prior approval of the shareholders at a general meeting (in the same manner as above), release, vary or waive its rights under an agreement that has been so entered into.

     An agreement for the repurchase of shares referred to in the preceding paragraph includes (without limitation) an agreement to become liable to repurchase shares or an agreement to have the right to repurchase shares.

     The Company may not assign an agreement for the repurchase of its shares or any right contained in such an agreement.

Article 27.

     Shares, which have been legally repurchased by the Company, shall be cancelled within the period prescribed by law and administrative regulation, and the Company shall apply to the original company registration authority for registration of the change in its registered capital and make a public announcement.

     The aggregate par value of the cancelled shares shall be deducted from the Company's registered capital.

Article 28.

     Unless the Company has entered the course of liquidation, it shall comply with the following provisions in relation to a repurchase of its issued shares:

     (1) where the Company repurchases shares at par value, payment shall be made out of book surplus distributable profits of the Company or out of the proceeds of a new issue of shares made for that purpose;

     (2) where the Company repurchases shares of the Company at a premium to its par value, payment up to the par value shall be made out of book surplus distributable profits of the Company or out of the proceeds of a new issue of shares made for that purpose. Payment of the portion in excess of the par value shall be effected as follows:

          (i) if the shares being repurchased were issued at par value, payment shall be made out of the book surplus of its distributable profits;

          (ii) if the shares being repurchased were issued at a premium to its par value, payment shall be made out of the book surplus of its distributable profits or out of the proceeds of a new issue of shares made for that purpose, provided that the amount paid out of the proceeds of the new issue shall not exceed the aggregate amount of the premiums received by the Company on the issue of the shares repurchased nor shall it exceed the book value of the Company's capital common reserve account (including the premiums on the new issue) at the time of the repurchase;

     (3) The Company shall make the following payment out of the Company's distributable profits:

          (i) payment for the acquisition of the right to repurchase its own shares;

          (ii) payment for the variation of any contract for the repurchase of its shares;

          (iii) payment for the release of its obligation(s) under any contract for the repurchase of shares;

     (4) After the Company's registered capital has been reduced by the aggregate par value of the cancelled shares in accordance with the relevant provisions, the amount deducted from the distributable profits of the Company for payment of the par value of shares which have been repurchased shall be transferred to the account of Company's capital common reserve.

            Chapter 5 Financial Assistance for Acquisition of Shares

Article 29.

     The Company and its subsidiaries shall not, at any time, provide any form of financial assistance to a person who is acquiring or proposes to acquire shares in the Company. This includes any person who directly or indirectly incurs obligations as a result of acquiring shares in the Company (the "Obligor").

     The Company and its subsidiaries shall not, at any time, provide any form of financial assistance to the Obligor for the purposes of reducing or discharging the obligations assumed by such person.

     This Article shall not apply to the circumstances specified in Article 31 of this Chapter.

Article 30.

     For the purpose of this Chapter, "financial assistance" includes (but is not limited to) the following:

     (1)  gift;

     (2) guarantee (including the assumption of liabilities by the guarantor or the provision of assets by the guarantor to secure the performance of obligations by the Obligor), compensation (other than the compensation in respect of the Company's own fault), or release or waiver of any rights;

     (3) provision of loan or any other agreement under which the obligations of the Company are to be fulfilled before the obligations of another party, or the change in parties to, or the assignment of the rights under, such loan or agreement;

     (4) any other form of financial assistance given by the Company when the Company is insolvent or has no net assets or when its net assets would thereby be reduced to a material extent.

     For the purpose of this Chapter, "assumption of obligations" includes the assumption of obligations by way of contract or by way of arrangement (irrespective of whether such contract or arrangement is enforceable or not and irrespective of whether such obligation is to be borne solely by the Obligor or jointly with other persons) or by any other means which results in a change in the financial situation.

Article 31.

     The following actions shall not be deemed to be activities prohibited by
Article 29 of this Chapter:

     (1) the provision of financial assistance by the Company where the financial assistance is given in good faith in the interests of the Company, and the principal purpose of which is not for the acquisition of shares in the Company, or the giving of financial assistance is an incidental part of certain a plan of the Company;

     (2)  the lawful distribution of the Company's assets by way of dividend;

     (3)  the distribution of share dividends;

     (4) a reduction of registered capital, a repurchase of shares of the Company or a reorganization of the share capital structure of the Company effected in accordance with the Company's Articles of Association;

     (5) the lending of money by the Company within its scope of business and in the ordinary course of its business, where the lending of money is part of the scope of business of the Company (provided that the net assets of the Company are not thereby reduced or that, to the extent that the assets are thereby reduced, the financial assistance is provided out of the distributable profits);

     (6) contributions made by the Company to the employee share ownership schemes (provided that the net assets of the Company are not thereby reduced or that, to the extent that the assets are thereby reduced, the financial assistance is provided out of the distributable profits).

            Chapter 6 Share Certificates and Register of Shareholders

Article 32.

     The share certificates of the Company shall be in registered form.

     The share certificates of the Company shall, in addition to the matters required by the Company Law and the Special Regulations, also contain other matters required to be stated therein by the stock exchange(s) on which the Company's shares are listed.

Article 33.

     Share certificates of the Company shall be signed by the Chairman of the Company's Board of Directors. Where the stock exchange(s) on which the Company's shares are listed require other senior officer(s) of the Company to sign on the share certificates, the share certificates shall also be signed by such senior officer(s). The share certificates shall take effect after being sealed with the seal of the Company. The share certificates shall only be sealed with the Company's seal under the authorization of the Board of Directors. The signatures of the Chairman of the Board of Directors or other senior officer(s) may be printed in mechanical form.

Article 34.

     The Company shall keep a register of shareholders which shall contain the following particulars:

     (1) the name (title), the address (residence), the occupation or nature of each shareholder;

     (2)  the class and quantity of shares held by each shareholder;

     (3) the amount paid up or agreed to be paid up for the shares held by each shareholder;

     (4)  the share certificate number of the shares held by each shareholder;

     (5) the date on which each shareholder was entered in the register as a shareholder of the Company;

     (6)  the date on which each shareholder ceases to be a shareholder.

     Unless there is evidence to the contrary, the register of shareholders shall be sufficient evidence of the shareholders' shareholdings in the Company.

Article 35.

     The Company may, in accordance with mutual understanding and agreements made between the securities regulatory authority under the State Council and overseas securities regulatory authorities, maintain the register of shareholders of Overseas-Listed Foreign-Invested Shares overseas and appoint overseas agent(s) to manage such register of shareholders. The original register of shareholders for holders of H Shares shall be maintained in Hong Kong.

     A duplicate copy of the register of shareholders for the holders of Overseas-Listed Foreign-Invested Shares shall be maintained at the Company. The appointed overseas agent(s) shall ensure consistency between the original and the duplicate copy of the register of shareholders at all times.

     If there is any inconsistency between the original and the duplicate copy of the register of shareholders for the holders of Overseas-Listed Foreign-Invested Shares, the original register of shareholders shall prevail.

Article 36.

     The Company shall have a complete register of shareholders, which shall include the following parts:

     (1) the register of shareholders which is maintained at the Company's residence (other than those share registers which are described in sub-paragraphs (2) and (3) of this Article);

     (2) the register of shareholders in respect of the holders of Overseas-Listed Foreign-Invested Shares of the Company which is maintained at the overseas stock exchange(s) on which the shares are listed; and

     (3) the registers of shareholders which are maintained in such other places as the Board of Directors may consider necessary for the purpose of listing the Company's shares.

Article 37.

     Different parts of the register of shareholders shall not overlap. No transfer of any shares registered in any part of the register shall, during the continuance of that registration, be registered in any other part of the register.

     Amendment or rectification of the register of shareholders shall be made in accordance with the laws of the place where the register of shareholders is maintained.

Article 38.

     All Overseas-Listed Foreign-Invested Shares shall be transferred by a written instrument in a usual or common form or any other form that the Board of Directors may approve. The instrument of transfer of any share may be executed by hand without seal. Where the shareholder is a clearing house or a nominee of the clearing house recognized by the Hong Kong Law (the "Recognized Clearing House"), the share transfer instrument may be executed in mechanically-printed form.

     All Overseas-Listed Foreign-Invested Shares listed in Hong Kong which have been fully paid up, may be freely transferred in accordance with the Company's Articles of Association; provided, however, unless such transfer complies with the following requirements, the Board of Directors may refuse to recognize any instrument of transfer and will not need to provide any reason therefore:

     (1) a fee of HK$2.50 per instrument of transfer, or such higher amount as the Board of the Directors may from time to time require but not exceeding the amount permitted from time to time by the Listing Rules of Stock Exchange, shall have been paid up to the Company for registration for the instrument of transfer and other documents relating to or which will affect the right of ownership of the shares;

     (2) the instrument of transfer shall only relate to Overseas-Listed Foreign-Invested Shares listed in Hong Kong;

     (3) the stamp duty which is chargeable on the instrument of transfer shall have been paid;

     (4) the relevant share certificate(s) and any other certificates that the Board of Directors may require to evidence that the transferor has the right to transfer the shares shall have been provided;

     (5) if it is intended that the shares be transferred to joint owners, the maximum number of joint owners shall not be more than four (4);

     (6)  the Company shall not have any lien over the relevant shares.

     If the Company refuses to register any transfer of shares, the Company shall within two (2) months of the formal application for the transfer, provide the transferor and the transferee with a notice of refusal to register such transfer.

     The directors, supervisors, general manager, deputy general managers and other senior officers of the Company shall report the number of shares which they hold in the Company, and may not transfer such shares during their term of office.

Article 39.

     No change may be made in the register of shareholders within thirty (30) days prior to the date of a shareholders' general meeting, or within five (5) days prior to the record date for the Company's distribution of dividends.

Article 40.

     When the Company needs to determine the rights attached to the shares of the Company for the purposes of convening a shareholders' meeting, dividend distribution, liquidation, or for any other purpose, the Board of Directors shall decide on a date for the determination of rights attached to the shares of the Company. The shareholders of the Company shall be such persons who appear in the register of shareholders at the close of such date.

Article 41.

     Any person aggrieved or claiming to be entitled to have his name (title) to be entered in or removed from the register of shareholders may apply to a court of competent jurisdiction for rectification of the register.

Article 42.

     Any person who is a registered shareholder or claims to be entitled to have his name (title) to be entered in the register of the shareholders in respect of shares of the Company may, if his share certificate (the "original share certificate") relating to the shares is lost, apply to the Company for a replacement share certificate in respect of such shares (the "Relevant Shares").

     An application by a holder of Domestic-Invested Shares, who has lost his share certificate, for a replacement share certificate shall be dealt with in accordance with Article 150 of the Company Law.

     An application by a holder of Oversea-Listed Foreign-Invested Shares, who has lost his share certificate, for a replacement share certificate may be dealt with in accordance with the law of the place where the original register of shareholders of holders of Oversea-Listed Foreign-Invested Shares is maintained, the rules of the stock exchange or other relevant regulations.

     The issue of a replacement share certificate to a holder of H Shares, who has lost his share certificate, shall comply with the following requirements:

     (1) The applicant shall submit an application to the Company in a prescribed form accompanied by a notarial certificate or a statutory declaration stating the ground upon which the application is made and the circumstances and evidence of the loss, and declaring that no other person is entitled to have his name entered in the register of shareholders in respect of the Relevant Shares.

     (2) The Company must not have received any declaration made by any person other than the applicant declaring that his name shall be entered into the register of shareholders in respect of such shares before it may issue a replacement share certificate to the applicant.

     (3) The Company shall, if it intends to issue a replacement share certificate, publish a notice of its intention to do so at least once every thirty (30) days within a period of ninety (90) days in such newspaper as prescribed by the Board of Directors.

     (4) The Company shall, prior to publication of its intention to issue a replacement share certificate, deliver to the stock exchange on which its shares are listed, a copy of the notice to be published, and may publish the notice upon receipt of confirmation from such stock exchange that the notice has been exhibited in the premises of the stock exchange. Such notice shall be exhibited in the premises of the stock exchange for a period of ninety (90) days.

          In the case of an application which is made without the consent of the registered holder of the Relevant Shares, the Company shall deliver by mail to such registered shareholder a copy of the notice to be published.

     (5)  If, by the expiration of the 90-day period referred to the paragraphs
          (3) and (4) of this Article, the Company has not received any challenge from any person in respect of the issuance of the replacement share certificate, it may issue a replacement share certificate to the applicant pursuant to his application.

     (6) Where the Company issues a replacement share certificate pursuant to this Article, it shall forthwith cancel the original share certificate and record the cancellation of the original share certificate and the issuance of a replacement share certificate in the register of shareholders accordingly.

     (7) All expenses relating to the cancellation of an original share certificate and the issuance of a replacement share certificate shall be borne by the applicant, and the Company shall be entitled to refuse to take any action until reasonable security is provided by the applicant therefore.

Article 43.

     Where the Company issues a replacement share certificate pursuant to the Company's Articles of Association, and a bona fide purchaser acquires or becomes the registered owner of such shares, his name (title) shall not be removed from the register of shareholders.

Article 44.

     The Company shall not be liable for any damages sustained by any person by reason of the cancellation of the original share certificate or the issuance of the replacement share certificate unless the claimant can prove that the Company has acted in a deceitful manner.

                 Chapter 7 Shareholders' Rights and Obligations

Article 45.

     A shareholder of the Company is a person who lawfully holds shares in the Company and whose name (title) is entered in the register of shareholders.

     A shareholder shall enjoy rights and assume obligations according to the class and amount of shares held by him. Shareholders who hold shares of the same class shall enjoy the same rights and assume the same obligations.

Article 46.

     The ordinary shareholders of the Company shall enjoy the following rights:

     (1) the right to receive dividends and other distributions in proportion to the number of shares held;

     (2) the right to attend or appoint a proxy to attend shareholders' general meetings and to vote thereat;

     (3) the right of supervisory management over the Company's business operations and the right to present proposals or to raise queries;

     (4) the right to transfer shares in accordance with law, administrative regulation, and provisions of the Company's Articles of Association;

     (5) the right to obtain relevant information in accordance with provisions of the Company's Articles of Association, including:

          (I) the right to obtain a copy of the Company's Articles of Association, subject to payment of costs;

          (II) the right to inspect and copy, subject to payment of a reasonable fee:

               (i)  all parts of the register of shareholders;

               (ii) personal particulars of directors, supervisors, general manager, deputy general manager and other senior officers of the Company, including:

                    a.   present and former name and alias;

                    b.   principal address (place of residence)

                    c.   nationality

                    d.   primary and all other part-tine occupations and duties;

                    e.   identification documents and numbers thereof;

                    f.   financial situation;

               (iii) report on the state of the Company's share capital;

               (iv) reports showing the aggregate par value, highest and lowest price paid in respect of each class of shares repurchased by the Company since the end of the last accounting year and the aggregate amount paid by the Company for this purpose;

               (v)  minutes of shareholders' general meetings;

     (6) in the event of the termination or liquidation of the Company, the right to participate in the distribution of surplus assets of the Company in accordance with the number of shares held;

     (7) other rights conferred by law, administrative regulation and the Company's Articles of Association.

Article 47.

     The ordinary shareholders of the Company shall assume the following obligations:

     (1)  to comply with the Company's Articles of Association;

     (2) to pay subscription amounts according to the number of shares subscribed and the method of subscription;

     (3) other obligations imposed by law, administrative regulation and the Company's Articles of Association.

     Shareholders are not liable to make any further contribution to the share capital other than according to the terms that were agreed by the subscriber of the relevant shares at the time of subscription.

Article 48.

     In addition to the obligations imposed by law and administrative regulation or the listing rules of the stock exchange on which the Company's shares are listed, a controlling shareholder (as defined in the following article) shall not exercise his voting rights in respect of the following matters in a manner prejudicial to the interests of all or part of the shareholders of the Company:

     (1) to relieve a director or supervisor of his duty to act honestly in the best interests of the Company;

     (2) to approve the expropriation by a director or supervisor (for his own benefit or for the benefit of another person) of the Company's assets by any method, including (without limitation) opportunities which are beneficial to the Company;

     (3) to approve the expropriation by a director or supervisor (for his own benefit or for the benefit of another person) of the individual rights of other shareholders, including (without limitation) the rights to distributions and voting rights (save pursuant to a restructuring which has been submitted for approval by the shareholders in a general meeting in accordance with the Company's Articles of Association).

Article 49.

     For the purpose of the foregoing Article, a "controlling shareholder" means a person who satisfies any one of the following conditions:

     (1) a person who, acting alone or in concert with others, has the power to elect more than half of the Board of Directors;

     (2) a person who, acting alone or in concert with others, has the power to control the exercise of 30% or more of the voting rights in the Company;

     (3) a person who, acting alone or in concert with others, holds 30% or more of the issued and outstanding shares of the Company;

     (4) a person who, acting alone or in concert with others, has de facto control of the Company in any other way.

                    Chapter 8 Shareholders' General Meetings

Article 50.

     The shareholders' general meeting is the organ of authority of the Company, and shall exercise its functions and powers in accordance with law.

Article 51.

     The shareholders' general meeting shall have the following functions and powers:

     (1)  to decide on the Company's operational policies and investment plans;

     (2) to elect and replace directors and to decide on the matters relating to the remuneration of the directors;

     (3) to elect and replace supervisors who represent the shareholders and to decide on the matters relating the remuneration of the supervisors;

     (4)  to examine and approve the Board of Directors' reports;

     (5)  to examine and approve the Supervisory Board's reports;

     (6) to examine and approve the Company's proposed annual preliminary and financial budgets;

     (7) to examine and approve the Company's profit distribution plans and loss recovery plans;

     (8) to decide on the increase or reduction of the Company's registered capital;

     (9) to decide on matters such as merger, split, and liquidation of the Company;

     (10) to decide on the issuance of debentures by the Company;

     (11) to decide on the appointment, dismissal and non-reappointment of the accountants of the Company;

     (12) to amend the Company's Articles of Association;

     (13) to consider motions raised by shareholders who represent 5% or more of the voting shares of the Company;

     (14) to decide on matters which, according to law, administrative regulation or the Company's Articles of Association, need to be approved by shareholders in general meetings;

     (15) matters which shareholders in a general meeting may authorize the Board of Directors to carry out on its behalf or which they may sub delegate to the Board of Directors.

Article 52.

     The Company shall not, without the prior approval of shareholders in a general meeting, enter into any contract with any person (other than the directors, supervisors, general manager, deputy general manager, or other senior officers) pursuant to which such person shall be responsible for the management and administration of the whole or any substantial part of the Company's business.

Article 53.

     Shareholders' general meetings shall be divided into annual meetings and special general meetings. Shareholders' general meetings shall be convened by the Board of Directors. Annual general meetings shall be held once every year and within six (6) months from the end of the preceding fiscal year.

     The Board of Directors shall convene a special general meeting within two
(2) months of the occurrence of any one of the following events:

     (1) where the number of the directors is less than the number stipulated in the Company Law or two-thirds of the number specified by the Company's Articles of Association;

     (2) where the unrecovered losses of the Company amount to one-third of the total amount of its share capital;

     (3) where shareholder(s) holding 10% or more of the Company's issued and outstanding voting shares request(s) in writing for the convening of a special general meeting;

     (4) wherever the Board of Directors deems necessary or the Supervisory Board so requests.

Article 54.

     When the Company convenes a shareholders' general meeting, written notice of the meeting shall be given not less than forty-five (45) days before the date of the meeting to notify all of the shareholders whose names appear in the share register of the matter to be considered and date and place of the meeting. A shareholder who intends to attend the meeting shall deliver to the Company his written reply concerning his attendance at such meeting not less than twenty (20) days before the date of the meeting.

Article 55.

     When the Company convenes the shareholders' annual general meeting, shareholders holding 5% or more of the total voting shares of the Company shall have the right to propose new motions in writing, and the Company shall place such motions on the agenda for such annual meeting if they are matters falling within the functions and powers of shareholders in general meetings.

Article 56.

     The Company shall, based on the written replies which it receives from shareholders at least twenty (20) days before the date of the shareholders' general meeting, calculate the number of voting shares represented by the shareholders who intend to attend the meeting. If the number of voting shares represented by the shareholders who intend to attend the meeting amounts to more than one-half of the Company's total voting shares, the Company may hold the meeting; if not, the Company shall, within five (5) days, notify the shareholders by way of public announcement of the matters to be considered, and the date and place of the meeting, The Company may then hold the meeting after publication of such announcement.

     A shareholders' special meeting shall not decide on the matters not stated in the notice for the meeting.

Article 57.

     A notice of a meeting of the shareholders of the Company must satisfy the following requirements:

     (1)  be in writing;

     (2)  specify the place, date and time of the meeting;

     (3)  state the matters to be discussed at the meeting;

     (4) provide such information and explanations as are necessary for shareholders to make an informed decision on the proposals submitted. Without limiting the generality of the foregoing, when a proposal is made to amalgamate the Company with another, to repurchase the shares of the Company, to reorganize its share capital or to restructure the Company in any other way, the terms of the proposed transaction must be provided in detail together with the copies of the proposed agreement, if any, and the cause and effect of such proposal must be properly explained;

     (5) contain disclosure of the nature and extent, if any, of the material interests of any director, supervisor, general manager, deputy general manager, or other senior officer in the proposed transaction and the effect which the proposed transaction will have on them in their capacity as shareholders in so far as it is different from the effect on the interests of shareholders of the same class;

     (6) contain the full text of any special resolution to be proposed at the meeting;

     (7) contain a conspicuous statement that a shareholder entitled to attend and vote at such meeting is entitled to appoint one (1) or more proxies to attend and vote at such meeting on his behalf, and that a proxy need not to be a shareholder;

     (8) specify the time and place for lodging proxy forms for the relevant meeting.

Article 58.

     Notice of shareholders' general meetings shall be served on each shareholder (whether or not such shareholder is entitled to vote at the meeting), by personal delivery or prepaid mail to the address of the shareholder as shown in the register of shareholders. For the holders of Domestic-Invested Shares, notice of the meeting may also be issued by way of public announcement.

     The public announcement referred to in the preceding paragraph shall be published in one (1) or more national newspapers designated by the securities authority of the State Council within the interval of forty-five (45) days to fifty (50) days before the date of the meeting; after the publication of such announcement, the holders of Domestic-Invested Shares shall be deemed to have received the notice of the relevant shareholders' general meeting. Such public announcement shall be published in Chinese and English in accordance with
Article 182.

Article 59.

     The accidental omission to give notice of a meeting, or the failure to receive the notice of a meeting by any person entitled to receive such notice, shall not invalidate the meeting or the resolutions adopted thereat.

Article 60.

     Any shareholder who is entitled to attend and vote at a general meeting of the Company shall be entitled to appoint one (1) or more persons (whether such person is a shareholder or not) as his proxy to attend and vote on his behalf, and a proxy so appointed shall be entitled to exercise the following rights pursuant to the authorizations from that shareholder:

     (1)  the shareholder's right to speak at the meeting;

     (2)  the right to demand or join in demand for a poll;

     (3) the right to vote by hand or on a poll, but a proxy of a shareholder who has appointed more than one (1) proxy may only vote on a poll.

Article 61.

     If shareholder shall appoint his proxy in writing, such instrument appointing the proxy shall be signed by the appointing shareholder or a person who is authorised in writing, or if the appointing shareholder is a legal entity, either affixed with legal person seal or signed by a director, an executive officer or a duly authorized person.

     The instrument appointing a proxy shall state the number of shares represented by the proxy and, if more than one (1) proxy has been appointed, the number of shares represented by each proxy.

Article 62.

     The instrument appointing a voting proxy and, if such instrument is signed by a person under a power of attorney or other authority on behalf of the appointor, a certified copy of that power of attorney or other authority shall be deposited at the residence of the Company or at such other place as is specified for that purpose in the notice convening the meeting, not less than twenty-four (24) hours before the time for holding the meeting at which the proxy propose to vote or the time appointed for the passing of the resolution. Such instrument shall indicate the date of authorization.

     If the appointor is a legal person, its legal representative or such person as is authorized by resolution of its Board of Directors or other governing body may attend meetings of the shareholders of the Company as a representative of the appointor.

     If a shareholder is a recognized clearing house (or its nominee), it may, as it sees fit, appoint one (1) or more persons as its proxies to attend and vote at any shareholders' general meeting or class meeting. However, if more than one (1) person is appointed, the instrument of proxy shall specify the number and class of the shares relating to each such proxy. Such proxy may exercise the rights of such shareholder (or its nominee) on its behalf in the same manner as the individual shareholder of the Company.

Article 63.

     Any form issued to a shareholder by the Board of Directors for use by such shareholder for the appointment of a proxy to attend and vote at the meetings of the Company shall be such as to enable the shareholder to freely instruct the proxy to vote for or against the motions, such instructions being given in respect of each individual matter to be voted at the meeting. Such a form shall contain a statement that in the absence of specific instructions from the shareholder, the proxy may vote at his discretion.

     The Company has the right to request a proxy who attends a shareholders' general meeting to provide evidence of his or its identity.

     If a shareholder who is a legal person appoints its legal representative to attend a meeting on its behalf, the Company has the right to request such legal representative to produce evidence of his identity (excluding Recognized Clearing House) and a certified copy of the resolution of such shareholder's Board of Directors in respect of the appointment of the proxy or the power of attorney executed by such other organization which has the capacity to appoint the proxy.

Article 64.

     A vote given in accordance with the terms of a proxy shall be valid, notwithstanding the death or loss of capacity of the appointor or revocation of the proxy or the authority under which the proxy was executed, or the transfer of the shares in respect of which the proxy is given, provided that the Company did not receive any written notice in respect of any such matters prior to the commencement of the relevant meeting.

Article 65.

     Resolutions of shareholders' general meeting shall be divided into ordinary resolutions and special resolutions.

     A special resolution must be passed by votes representing more than one-half of the voting rights represented by the shareholders (including proxies) present at the meeting.

     An ordinary resolution must be passed by votes representing more than two-thirds of the voting rights represented by the shareholders (including proxies) present at the meeting.

Article 66.

     A shareholder (including a proxy), when voting at a shareholders' general meeting, may exercise such voting rights as are attached to the number of voting shares which he represents. Each share shall have one (1) vote.

Article 67.

     At any shareholders' general meeting, a resolution shall be decided on a show of hands unless a poll is demanded:

     (1)  by the chairman of the meeting;

     (2) by at least two (2) shareholders present in person or by proxy entitled to vote thereat;

     (3) by one (1) or more shareholders present in person or by proxy representing 10% or more of all shares carrying the right to vote at the meeting, before or after a vote is carried out by a show of hands.

     Unless a poll is demanded, a declaration by the chairman that a resolution has been passed on a show of hands and the recording of such in the minutes of meeting shall be conclusive evidence of the fact that such resolution has been passed. There is no need to provide evidence of the number or proportion of votes in favor of or against such resolution.

     The demand for a poll may be withdrawn by the person who demanded the same.

Article 68.

     A poll demanded on the election of the chairman of the meeting, or on a question of the adjournment of the meeting, shall be taken forthwith. A poll demanded on any other question shall be taken as the chairman of the meeting directs, and any business other than that upon which a poll has been demanded may be proceeded with pending the taking of the poll. The result of the poll shall be deemed to be a resolution of the meeting at which the poll was demanded.

Article 69.

     On a poll taken at a meeting, a shareholder (including a proxy) entitled to two (2) or more votes is not required to cast all his votes in the same way.

Article 70.

     In the case of an equality of votes, whether on a show of hands or on a poll, the chairmen of the meeting shall have a casting vote.

Article 71.

     The following matters shall be resolved by an ordinary resolution at a shareholders' general meeting:

     (1)  work reports of the Board of Directors and the Supervisory Board;

     (2) profit distribution plans and loss recovery plans formulated by the Board of Directors;

     (3) removal of members of the Board of Directors and members of the Supervisory Board, their remuneration and manner of payment;

     (4) preliminary and final annual budgets, balance sheets, profit accounts, and other financial statements of the Company;

     (5) matters other than those which are required by law, administrative regulation or the Company's Articles of Association to be adopted by special resolution.

Article 72.

     The following matters shall be resolved by a special resolution at a shareholders' general meeting:

     (1) the increase or reduction in share capital and the issue of shares of any class, warrants and other similar securities;

     (2)  the issue of debentures of the Company;

     (3)  the division, merger, dissolution and liquidation of the Company;

     (4)  the amendment of the Company's Articles of Association;

     (5) any other matter considered by the shareholders at general meetings, and resolved by way of an ordinary resolution, to be of a nature which may have a material impact on the Company and shall be adopted by a special resolution.

Article 73.

     Shareholders who request the convening of an special general meeting or a class meeting shall comply with the following procedures:

     (1) Two (2) or more shareholders holding in aggregate 10% or more of the shares carrying the right to vote at the meeting sought to be held shall sign one (1) or more counterpart requisitions stating the object of the meeting and requiring the Board of Directors to convene a shareholders' extraordinary general meeting or a class meeting thereof. The Board of Directors shall proceed as soon as possible to convene the special meeting of shareholders or a class meeting thereof after receipt of such requisitions. The number of shareholders referred to above shall be calculated as of the date of the requisitions.

     (2) If the Board of Directors fails to issue a notice of such a meeting within thirty (30) days from the date of the receipt of the requisitions, the requisitionists may themselves convene such a meeting in a manner as similar as possible to the manner in which shareholders' meetings are convened by the Board of Directors within four (4) months from the date of the receipt of the requisitions by the Board of Directors.

     The requisitionists shall be compensated by the Company for any reasonable expenses incurred by the requisitionists by reason of failure by the Board of Directors to duly convene a meeting, and any sum so compensated shall be set-off against sums owed by the Company to the defaulting directors.

Article 74.

     The Chairman of the Board of Directors shall convene and chair each shareholders' general meeting. If the Chairman is unable to attend the meeting for any reason, the vice-chairman of the Board of Directors shall convene and chair the meeting. If both the Chairman and the vice-chairman of the Board of Directors are unable to attend the meeting, the Board of Directors may designate a director to convene and chair the meeting. If no chairman of the meeting is so designated, the attending shareholders shall elect one (1) to act as the chairman of the meeting. If for any reason, the shareholders shall fail to elect a chairman, then the shareholder (including a proxy) holding the largest number of the shares carrying the voting right thereat shall be the chairman of the meeting.

Article 75.

     The chairman of the meeting shall be responsible for determining whether a resolution has been passed. The decision shall be final and conclusive and shall be announced at the meeting and recorded in the minute books.

Article 76.

     If the chairman of the meeting has any doubt as to the result of a resolution which has been presented for at a shareholders' meeting, he may have the votes counted. If the chairman of the meeting has not counted the votes, any shareholder who is present in person or by proxy and who objects to the result announced by the chairman of the meeting may, immediately after the declaration of the result, demand that the votes be counted and the chairman of the meeting shall have the votes counted immediately.

Article 77.

     If votes are counted at a shareholder's general meeting, the result of the count shall be recorded in the minute books.

Article 78.

     Minutes shall be kept in respect of all resolutions passed at a shareholder's general meeting by the secretary of the meeting and signed by directors present at the meeting.

     The minutes, shareholders' attendance lists and proxy forms shall be kept at the Company's place of residence.

Article 79.

     Copies of the minutes of proceedings of any shareholders' meeting shall, during business hours of the Company, be open for inspection by any shareholder without charge. If a shareholder requests a copy of such minutes from the Company, the Company shall send a copy of such minutes to him within seven (7) days after receipt of reasonable fees therefor.

       Chapter 9 Special Procedures for Voting by A Class of Shareholders

Article 80.

     Those shareholders who hold different classes of shares are class shareholders.

     Class shareholders shall enjoy rights and assume obligations in accordance with law, administrative regulation and the Company's Articles of Association.

Article 81.

     Rights conferred on any class of shareholders ("class rights") may not be varied or abrogated save with the approval of a special resolution of shareholders in a general meeting, and by holders of shares of that class at a separate meeting conducted in accordance with Articles 83 to 87.

Article 82.

     The following circumstances shall be deemed to be variation or abrogation of the rights attaching to a particular class of shares:

     (1) to increase or decrease the number of shares of that class, or to increase or decrease the number of shares of a class having voting or equity rights or privileges equal or superior to those of shares of that class;

     (2) to exchange all or part of the shares of that class for shares of another class or to exchange or to create a right to exchange all or part of the shares of another class for shares of that class;

     (3) to remove or reduce rights to accrued dividends or rights to cumulative dividends attached to shares of that class;

     (4) to reduce or remove preferential rights attached to shares of that class to receive dividends or to the distribution of assets in the event that the Company is liquidated;

     (5) to add, remove or reduce conversion privileges, options, voting rights, transfer or pre-emptive rights, or rights to acquire securities of the Company attached to shares of that class;

     (6) to remove or reduce rights to receive payment payable by the Company in particular currencies attached to shares of that class;

     (7) to create a new class of shares having voting or equity rights or privileges equal or superior to those of the shares of that class;

     (8) to restrict the transfer or ownership of shares of that class or to increase the types of restrictions attaching thereto;

     (9) to allot and issue rights to subscribe for, or to convert the existing shares into, shares in the Company of that class or another class;

     (10) to increase the rights or privileges of shares of another class;

     (11) to restructure the Company in such a way so as to result in the disproportionate distribution of obligations between the various classes of shareholders;

     (12) to vary or abrogate the provisions of this Chapter.

Article 83.

     Shareholders of the affected class, whether or not otherwise having the right to vote at shareholders' general meetings, shall have the right to vote at class meetings in respect of matters concerning sub-paragraphs (2) to (8), (11) and (12) of Article 82, but interested shareholder(s) shall not be entitled to vote at such class meetings.

     "(An) interested shareholder(s)", as such term is used in the preceding paragraph, means:

     (1) in the case of a repurchase of shares by way of a general offer to all shareholders of the Company or by way of public dealing on a stock exchange pursuant to Article 25, a "controlling shareholder" within the meaning of Article 49;

     (2) in the case of a repurchase of shares by an off-market agreement pursuant to Article 25, a holder of the shares to which the proposed agreement relates;

     (3) in the case of a restructuring of the Company, a shareholder who assumes a relatively lower proportion of obligation than the obligations imposed on shareholders of that class under the proposed restructuring or who has an interest in the proposed restructuring different from the general interests of the shareholders of that class.

Article 84.

     Resolutions of a class of shareholders shall be passed by affirmative votes representing more than two-thirds of the voting rights of shareholders of that class presented at the relevant meeting who, according to Article 83, are entitled to vote thereat.

Article 85.

     Written notice of a class meeting shall be given to all shareholders who are registered as holders of that class in the register of shareholders forty-five (45) days before the date of the class meeting. Such notice shall give such shareholders notice of the matters to be considered at such meeting and the date and place of the class meeting. A shareholder who intends to attend the class meeting shall deliver his written reply in respect thereof to the Company twenty (20) days before the date of the class meeting.

     If the shareholders who intend to attend such class meeting represent more than half of the total number of shares of that class which have the right to vote at such meeting, the Company may hold the class meeting; otherwise, the Company shall within five (5) days give the shareholders further notice of the matters to be considered and the date and place of the class meeting by way of public announcement. The Company may then hold the class meeting after such public announcement has been made.

Article 86.

     Notice of class meetings need only be served on shareholders entitled to vote thereat.

     Class meetings shall be conducted in a manner which is as similar as possible to that of shareholders' general meetings. The provisions of the Company's Articles of Association relating to the manner for the conduct of shareholders' general meetings are also applicable to class meetings.

Article 87.

     Apart from the holders of other classes of shares, the holders of the Domestic-Invested Shares and holders of Overseas-Listed Foreign-Invested Shares shall be deemed to be holders of different classes of shares.

     The special procedures for approval by a class of shareholders shall not apply in the following circumstances:

     (1) where the Company issues, upon the approval by special resolution of its shareholders in a general meeting, either separately or concurrently once every twelve (12) months, not more than 20% of each of its existing issued Domestic-Invested Shares and Overseas-Listed Foreign-Invested Shares; or

     (2) where the Company's plan to issue Domestic-Invested Shares and Overseas-Listed Foreign-Invested Shares at the time of its establishment is carried out within fifteen (15) months from the date of approval of the securities authority of the State Council.

                          Chapter 10 Board of Directors

Article 88.

     The Company shall have a Board of Directors. The Board of Directors shall consist of five (5) to thirteen (13) directors. The Board of Directors shall have one (1) Chairman and one (1) Vice-chairman.

     Of the five (5) to thirteen (13) directors, there shall be at least two (2) directors being external directors (directors do not hold any position in the Company, the same below) and two (2) directors being independent (non-executive) directors.

Article 89.

     Directors shall be elected at the shareholders' general meeting each for a term of three (3) years. At the expiry of a director's term, the term is renewable upon re-election.

     A written notice of the intention to propose a person for election as a director and a notice in writing by that person indicating his acceptance of such election shall be given to the Company not less than seven (7) days before the date of such shareholders' general meeting.

     The Chairman and the Vice-chairman shall be elected and may be removed by more than one-half of all of the members of the Board of Directors. The term of office of each of the Chairman and the Vice-chairman is three (3) years, which term is renewable upon re-election.

     Subject to compliance with all relevant laws and administrative regulations, the shareholders' general meeting may by ordinary resolution remove any director before the expiration of his term of office (however, the director's right to claim for damages which arises from his removal shall not be affected thereby).

     The directors shall not be required to hold shares of the Company.

Article 90.

     The Board of Directors is accountable to the shareholders in general meeting and exercises the following functions and powers:

     (1) to be responsible for the convening of the shareholders' general meeting and to report on its work to the shareholders in general meetings;

     (2) to implement the resolutions passed by the shareholders in general meetings;

     (3)  to determine the Company's business plans and investment proposals;

     (4) to formulate the Company's preliminary and final annual financial budgets;

     (5) to formulate the Company's profit distribution proposal and loss recovery proposal;

     (6) to formulate proposals for the increase or reduction of the Company's registered capital and for the issuance of the Company's debentures;

     (7) to draw up plans for the merger, division or dissolution of the Company;

     (8)  to decide on the Company's internal management structure;

     (9) to appoint or remove the Company's general manager and to appoint or remove the deputy general manager(s) and other senior officers (the secretary of the Board of Directors excluded) and, based on the recommendations of the general manager, to decide on their remuneration;

     (10) to formulate the Company's basic management system;

     (11) to formulate proposals for any amendment of the Company's Articles of Associations;

     (12) to exercise any other powers conferred by the shareholders in general meetings.

     Other than the Board of Directors' resolutions in respect of the matters specified in sub-paragraphs (6), (7) and (11) of this Article which shall be passed by the affirmative vote of more than two-thirds of all directors, the Board of Directors' resolutions in respect of all other matters may be passed by the affirmative vote of a simple majority of the directors.

Article 91.

     The Board of Directors shall not, without the prior approval of shareholders in a general meeting, dispose or agree to dispose of any fixed assets of the Company where the aggregate of the amount or value of the consideration for the proposed disposition, and the amount or value of the consideration for any such disposition of any fixed assets of the Company that has been completed in the period of four (4) months immediately preceding the proposed disposition, exceeds 33% of the value of the Company's fixed assets as shown in the latest balance sheet which was approved at a shareholders' general meeting.

     For the purposes of this Article, "disposition" includes an act involving the transfer of an interest in assets but does not include the usage of fixed assets for the provision of security.

     The validity of a disposition by the Company shall not be affected by any breach of the first paragraph of this Article.

Article 92.

     The Chairman of the Board of Directors shall exercise the following powers:

     (1) to preside over shareholders' general meetings and to convene and preside over meetings of the Board of Directors;

     (2) to check on the implementation of resolutions passed by the Board of Directors at directors' meetings;

     (3)  to sign the securities certificates issued by the Company;

     (4)  to exercise other powers conferred by the Board of Directors.

     When the Chairman is unable to exercise his powers, such powers shall be exercised by the Vice-chairman who has been designated by the Chairman to exercise such powers on his behalf.

Article 93.

     Meetings of the Board of Directors shall be held at least twice each year, and shall be convened by the Chairman of the Board of Directors. All of the directors shall be notified of the meeting at least ten (10) days beforehand. Where there is an urgent matter, a special meeting of the Board of Directors may be held if it is so requested by more than one-third of the directors, the Chairman of the Board of Directors or the Company's general manager.

Article 94.

     Notice of meetings and special meetings of the Board of Directors shall be delivered in person, by facsimile, by express delivery service or by registered mail. Such notice shall be delivered at least ten (10) days before the meeting. Notice of interim meetings of the Board of Directors may be delivered less than ten (10) days before the meeting.

Article 95.

     Notice of a meeting shall be deemed to have been given to any director who attends the meeting without objecting to, before or at its commencement, any lack of notice.

Article 96.

     Any regular or special meeting of the Board of Directors may be held by way of telephone conference or similar communication equipment so long as all directors participating in the meeting can clearly hear and communicate with each other. All such directors shall be deemed to be present in person at the meeting.

Article 97.

     Meetings of the Board of Directors shall be held only if more than half of the directors (including any alternative director appointed pursuant to Article 98 of the Company's Articles of Association) are present.

     Each director shall have one (1) vote. Unless otherwise provided for in the Company's Articles of Association, a resolution of the Board of Directors must be passed by the majority of the directors of the Company. No board's resolution concerning any connected party transaction will become effective without the signatures of the independent (non-executive) directors.

     Where there is an equality of votes cast both for and against a resolution, the Chairman of the Board of Directors shall have a casting vote.

     If a director is interested in a matter to be discussed at a Board of Directors' meeting, such director shall excuse himself from such meeting, and shall not have any voting rights in respect thereof and shall not be counted as part of the quorum of such Board of Directors' meeting.

Article 98.

     Directors shall attend the meetings of the Board of Directors in person. Where a director is unable to attend a meeting for any reason, he may appoint another director by a written power of attorney to attend the meeting on his behalf. The power of attorney shall set out the scope of the authorization.

     A director appointed as a representative of another director to attend the meeting shall exercise the rights of a director within the scope of authority conferred by the appointing director. Where a director is unable to attend a meeting of the Board of Directors, and has not appointed a representative to attend the meeting on his behalf, he shall be deemed to have waived his right to vote at the meeting.

Article 99.

     In respect of any matter to be determined by the Board of Directors at a special meeting of the Board of Directors, where the Board of Directors has already sent out in writing the draft resolution to be decided at such meeting and the number of directors who have signed to approve such proposals satisfies the requirements set out in Article 97, a valid resolution shall be deemed to be passed, and no Board of Directors' meeting is required to be held.

Article 100.

     The Board of Directors shall keep minutes of resolutions passed at meetings of the Board of Directors. The minutes shall be signed by both the directors present at the meeting and the person who recorded the minutes. The directors shall be liable for the resolutions of the Board of Directors. If a resolution of the Board of Directors violates the law, administrative regulation or the Company's Articles of Association, and the Company suffers serious losses as a result thereof, the directors who participated in the passing of such resolution shall compensate the Company therefor. However, if it can be proven that a director expressly objected to the resolution when the resolution was voted on, and that such objection was recorded in the minutes of the meeting, such director shall be released from such liability.

                 Chapter 11 Secretary of the Board of Directors

Article 101.

     The Company shall have one (1) secretary of the Board of Directors. The secretary shall be a senior officer of the Company.

Article 102.

     The secretary of the Company's Board of Directors shall be a natural person who has the requisite professional knowledge and experience, and shall be appointed by the Board of Directors. His primary responsibilities are to ensure that:

     (1)  the Company has complete organizational documents and records;

     (2) the Company prepares and delivers, in accordance with law, the reports and documents required by competent authorities entitled thereto;

     (3) the Company's registers of shareholders are properly maintained, and that persons entitled to receive the Company's records and documents are furnished therewith without delay.

Article 103.

     A director or other senior officer of the Company may also act as the secretary of the Board of Directors. An accountant of the accounting firm retained by the Company shall not act as the secretary of the Board of Directors.

     Where the office of secretary is held concurrently by a director, and an act is required to be conducted by a director and a secretary separately, the person who holds the offices of director and secretary may not perform such act in a dual capacity.

             Chapter 12 Committees under the Board of the Directors

Article 104.

     The Company's board of the directors shall have four (4) standing committees, namely, the Audit Committee, the Risk Control Committee, the Management Training and Compensation Committee and the Strategy Committee.

Article 105.

     The Audit Committee shall be composed of three (3) to five (5) directors, the Risk Control Committee three (3) to seven (7) directors, the Management Training and Compensation Committee three (3) to seven (7) directors, and the Strategy Committee three (3) to seven (7) directors.

                           Chapter 13 General Manager

Article 106.

     The Company shall have one (1) general manager, five (5) deputy general managers, and one (1) chief actuary. The general manager shall be nominated by the Chairman of the Board of Directors, and shall be appointed or dismissed by the Board of Directors. Deputy general managers and other senior officers shall be nominated by the general manager, and shall be appointed or dismissed by the board of the directors. A member of the Board of Directors may act concurrently as the general manager, deputy general managers or other senior officers.

Article 107.

     The general manager shall be accountable to the Board of Directors and shall exercise the following functions and powers:

     (1) to be in charge of the Company's production, operation and management, and to organize the implementation of the resolutions of the Board of Directors;

     (2) to organize the implementation of the Company's annual business plan and investment proposals;

     (3) to draft plans for the establishment of the Company's internal management structure;

     (4)  to draft the Company's basic management system;

     (5)  to formulate basic rules and regulations for the Company;

     (6) to propose the appointment or dismissal by the Board of Directors of the Company's deputy general manager(s), and other senior officers (except the secretary of the Board of Directors);

     (7) to appoint or dismiss management personnel other than those required to be appointed or dismissed by the Board of Directors;

     (8) other powers conferred by the Company's Articles of Association or the Board of Directors.

Article 108.

     The general manager shall attend meetings of the Board of Directors. A general manager who is not a director shall not have any voting rights at board meetings.

Article 109.

     The general manager and deputy general managers and chief financial officer, in performing their functions and powers, shall act honestly and diligently and in accordance with law, administrative regulation and the Company's Articles of Association.

                          Chapter 14 Supervisory Board

Article 110.

     The Company shall have a Supervisory Board.

Article 111.

     The Supervisory Board shall be composed of three (3) to seven (7) supervisors. One of the members of the Supervisory Board shall act as the chairman. Each supervisor shall serve for a term of three (3) years, which term is renewable upon re-election and re-appointment.

     The election or removal of the chairman of the Supervisory Board shall be determined by two-thirds or more of the members of the Supervisory Board.

     The chairman shall serve for a term of three (3) years, which term is renewable upon re-election and re-appointment.

Article 112.

     The Supervisory Board shall be comprised of at least two (2) supervisors representing the shareholders, who shall be elected or removed by the shareholders in general meetings, and at least one (1) supervisors representing the employees of the Company, who shall be elected or removed through democratic procedure thereby.

Article 113.

     The directors, general manager, deputy general managers and chief financial officer of the Company shall not act concurrently as supervisors.

Article 114.

     Meetings of the Supervisory Board shall be held at least once every year, and shall be convened by the chairman of the Supervisory Board.

Article 115.

     The Supervisory Board shall be accountable to the shareholders in a general meeting, and shall exercise the following functions and powers in accordance with law:

     (1)  to review the Company's financial position;

     (2) to supervise the directors, general manager, deputy general managers, and other senior officers to ensure that they do not act in contravention of any law, regulation or the Company's Articles of Association;

     (3) to demand any director, general manager, deputy general manager, or any other senior officer who acts in a manner which is harmful to the Company's interest to rectify such behavior;

     (4) to check the financial information, such as the financial report, business report and plans for distribution of profits to be submitted by the Board of Directors to the shareholders' general meetings, and to authorize in the Company's name, public certified accountants and licensed auditors to assist in the re-examination of such information, should any doubt arise in respect thereof;

     (5)  to propose to convene a shareholders' special general meeting;

     (6) to represent the Company in negotiations with, or in bringing actions against, a director;

     (7) other functions and powers specified in the Company's Articles of association.

     Supervisors shall attend meetings of the Board of Directors.

Article 116.

     Meetings of the Supervisory Board shall be held only if three (3) or more supervisors are present.

     Resolutions of the Supervisory Board shall be passed by the affirmative vote of more than two-thirds of all of its members.

Article 117.

     All reasonable fees incurred in the employment of professionals (such as lawyers, certified public accountants or practicing auditors) which are required by the Supervisory Board in the exercise of its functions and powers shall be borne by the Company.

Article 118.

     A supervisor shall carry out his duties honestly and faithfully in accordance with law, administrative regulation and the Company's Articles of Association.

Chapter 15 The Qualifications and Duties of the Directors, Supervisors, General
    Manager, Deputy General Managers and Other Senior Officers of the Company

Article 119.

     A person may not serve as a director, supervisor, general manager, deputy general manager and any other senior officer of the Company if any of the following circumstances apply:

     (1)  the person does not have or has limited capacity for civil conduct;

     (2) the person has been sentenced for corruption, bribery, infringement of property or misappropriation of property or other crimes which destroy the social economic order, where less than a term of five (5) years has lapsed since the sentence was served, or the person has been deprived of his political rights and not more than five (5) years have lapsed since the sentence was served;

     (3) the person is a former director, factory manager or manager of a company or enterprise which has been dissolved or put into liquidation as a result of mismanagement and was personally liable for the winding up of such company or enterprise, where less than three (3) years have elapsed since the date of completion of the insolvent liquidation of the Company or enterprise;

     (4) the person is a former legal representative of a company or enterprise the business license of which was revoked due to violation of law and is personally liable therefor, where less than three (3) years have elapsed since the date of the revocation of the business license;

     (5) the person has a relatively large amount of debts which have become overdue;

     (6) the person is currently under investigation by judicial organs for violation of criminal law;

     (7) the person, according to laws and administrative regulations, cannot act as a leader of an enterprise;

     (8)  the person is other than a natural person;

     (9) the person has been convicted by the competent authority for violation of relevant securities regulations and such conviction involves a finding that such person has acted fraudulently or dishonestly, where not more than five (5) years have lapsed form the date of such conviction.

Article 120.

     The validity of an act carried out by a director, general manager, deputy general manager or other senior officer of the Company on its behalf, as against a bona fide third party, shall not be affected by any irregularity in his office, election or any defect in his qualification.

Article 121.

     In addition to the obligations imposed by laws, administrative regulations or the listing rules of the stock exchange on which shares of the Company are listed, each of the Company's directors, supervisors, general manager, deputy general managers and other senior officers owes a duty to each shareholder, in the exercise of the functions and powers of the Company entrusted to him:

     (1) not to cause the Company to exceed the scope of business stipulated in its business license;

     (2)  to act honestly and in the best interests of the Company;

     (3) not to expropriate the Company's property in any way, including (without limitation) usurpation of opportunities which benefit the Company;

     (4) Not to expropriate the individual rights of shareholders, including (without limitation) rights to distributions and voting rights, save and except pursuant to a restructuring of the Company which has been submitted to the shareholders for approval in accordance with the Company's Articles of Association.

Article 122.

     Each of the Company's directors, supervisors, general manager, deputy general managers and other senior officers owes a duty, in the exercise of his powers and in the discharge of his duties, to exercise the care, diligence and skill that a reasonably prudent person would exercise in comparable circumstances.

Article 123.

     Each of the Company's directors, supervisors, general manager, deputy general managers and other senior officers shall exercise his power or perform his duties in accordance with fiduciary principles; and shall not put himself in a position where his duty and his interest may conflict. These principles include (without limitation):

     (1)  to act honestly in the best interest of the Company;

     (2)  to act within the scope of its powers and not to exceed such powers;

     (3) to exercise his proportional decision power in person without being subject to the manipulations of other persons, and not to transfer such power to other persons unless permitted by law or administrative regulation or approved by the shareholders with full knowledge at the general meeting;

     (4) to treat shareholders of the same class with equality, and different classes with fairness;

     (5) not to enter into contracts or conduct transactions or make arrangements with the Company unless otherwise provided by the Company's Articles of Association or approved by the shareholders with full knowledge at the general meeting;

     (6) not to employ the Company's assets in any way so as to pursue interests for himself unless approved by the shareholders with full knowledge at the general meeting;

     (7) not to accept any bribery or other illegal income by using his powers and position, and seize the assets of the Company in any manner, including (but not limited to) opportunities beneficial to the Company;

     (8) not to accept commissions relating to the transactions of the Company, without the approval of the shareholders with full knowledge at the general meeting;

     (9) to obey the Company's Articles of Association, perform his duties honestly and faithfully, protect the Company's interests, and not to pursue his personal gain by taking advantage of his powers and positions at the Company;

     (10) not to compete with the Company in any way unless approved by the shareholders with full knowledge at the general meeting;

     (11) not to misappropriate the funds of the Company or lend the funds of the Company to other persons, open accounts in his own or another individual's name for deposit of the Company's assets, or use Company's assets as security for the debts of the shareholders of the Company or other individuals;

     (12) not to divulge the confidential information relating to the Company received during his term of office, unless approved by the shareholders with full knowledge at the general meeting; and not to use such information unless for the purpose of the Company's interests; however, to be allowed to disclose such information to a court of law or other governing authorities under the following circumstances:

          (i)  as prescribed by law;

          (ii) as required for the purpose of public interest;

          (iii) as required for the purpose of such director's, supervisor's, general manager's, deputy general manager's or other senior officers' own interests.

Article 124.

     Directors, supervisors, general manager, deputy general managers and other senior officers of the Company shall not direct the following persons or organizations ("Associates") to engage in activities prohibited for directors, supervisors, general manager, deputy general managers and other senior officers of the Company:

     (1) spouses or underage children of directors, supervisors, general manager, deputy general managers or other senior officers of the Company;

     (2) trustors of directors, supervisors, general manager, deputy general managers or other senior officers of the Company or of such persons as described in sub-paragraph (1) of this Article;

     (3) partners of directors, supervisors, general manager, deputy general managers or other senior officers of the Company or of such persons as described in sub-paragraph (1) or sub-paragraph (2) of this Article;

     (4) company (companies) which a director, supervisor, general manager, deputy general manager or any other senior officer of the Company has de facto single control over or joint control over with such persons as described in sub-paragraph (1), sub-paragraph (2) or sub-paragraph
          (3) of this Article or other directors, supervisors, general manager, deputy general managers or other senior officers of the Company;

     (5) directors, supervisors, general manager, deputy general managers and other senior officers of the Company (companies) referred to by sub-paragraph (4) of this Article.

Article 125.

     The fiduciary duty of a director, supervisor, general manager, deputy general manager and any other senior officer of the Company may not necessarily cease upon the conclusion of his term, their obligations to keep confidential the business secrets of the Company shall survive the conclusion of his term. The duration of the other obligations and duties shall be determined in accordance with the principle of fairness, taking into account of the lapse between the time when he leaves the office and the occurrence of the relevant event, and the situation and the circumstances and terms under which his relation with the Company was ended.

Article 126.

     The shareholders with full knowledge of the relevant circumstances may at the general meeting relieve a director, supervisor, general manager, deputy general manager and any other senior officer of the Company of his liability as a result of his violation of any specific duty, save as by Article 48 of the Company's Articles of Association.

Article 127.

     A director, supervisor, general manager, deputy general manager and any other senior officer of the Company who directly or indirectly has material interests in contracts, transactions, or arrangements that are being planned or have already been concluded by the Company (save the contracts of employment between the directors, supervisors, general manager, deputy general managers or other senior officers and the Company), shall, as soon as possible, disclose to the Board of Directors the nature and extent of his interests, regardless of whether or not the matters at hand require the approval of the Board of Directors.

     Unless the interested directors, supervisors, general manager, deputy general managers or other senior officers of the Company have made such disclosure to the Board of Directors as required by the preceding paragraph of this Article, and the relevant matter has been approved by the Board of Directors at the board's meeting where such directors, supervisors, general manager, deputy general managers or other senior officers have not been counted as part of the quorum and voted thereat, the

Company shall be entitled to cancel such contracts, transactions, or arrangements, except as to any other party which is a bona fide party without knowledge of the violation of duties on the part of such directors, supervisors, general manager, deputy general managers and other senior officers.

     Where the Associates of the directors, supervisors, general manager, deputy general managers and other senior officers of the Company have interests in such contracts, transactions or arrangements, such directors, supervisors, general manager, deputy general managers and other senior officers shall also be deemed to be interested.

Article 128.

     If, prior to the Company's initial consideration of such contracts, transactions, or arrangements referred to by the preceding Article, a director, supervisor, general manager, deputy general manager or any other senior officer of the Company has delivered a written notice to the Board of Directors, which contains the statement that he has interests in the contracts, transactions, or arrangements to be concluded by the Company in the future, such director, supervisor, general manager, deputy general manager or other senior officer shall be deemed to have made the disclosure stipulated by the preceding Article in respect of the statement contained in the notice.

Article 129.

     The Company shall not, in any manner, perform tax duties for its directors, supervisors, general manager, deputy general managers and other senior officers.

Article 130.

     The Company shall not directly or indirectly make a loan to or provide a guarantee in connection with the making of a loan to a director, supervisor, general manager, deputy general manager, and other senior officer of the Company or of the Company's holding company or any of their respective associates.

     The foregoing shall not apply to the following circumstances:

     (1) the provision by the Company of a loan or guarantee in connection with the making of a loan to its subsidiaries;

     (2) the provision by the Company of a loan or guarantee in connection with the making of a loan or making any other funds available to any of its director, supervisor, general manager, deputy general manager and other senior officer to meet expenditures incurred or to be incurred by him for the purpose of the Company or for the purpose of enabling him to perform his duties properly in accordance with a service contract approved by the shareholders in a general meeting;

     (3) if the ordinary course of the business of the Company includes the lending of money or the giving of guarantees, the Company may make a loan to or provide a guarantee in connection with the making of a loan to the relevant directors, supervisors, general manager, deputy general managers and other senior officers or their respective associates, provided that they are on normal commercial terms.

Article 131.

     Any person who receives funds from a loan which has been made by the Company acting in breach of the preceding Article shall, irrespective of the terms of the loan, forthwith repay such funds.

Article 132.

     A guarantee for the repayment of a loan which has been provided by the Company in breach of the preceding Article 130(1) shall not be enforceable against the Company, save in respect of the following circumstances:

     (1) the guarantee was provided in connection with a loan which was made to an associate of any of the directors, supervisors, general manager, deputy general managers and other senior officers or of the Company's holding company and the lender of such funds did not know of the relevant circumstances at the time of the loan; or

     (2) the collateral which has been provided by the Company has already been lawfully disposed of by the lender to a bona fide purchaser.

Article 133.

     For the purpose of the foregoing provisions of this Chapter, a "guarantee" includes an undertaking or property provided to secure the obligator's performance of his obligations.

Article 134.

     In addition to the rights and remedies provided by law and administrative regulations when a director, supervisor, general manager, deputy general manager or other senior officer of the Company breaches the duties which he owes to the Company, the Company shall be entitled:

     (1) to demand such director, supervisor, general manager, deputy general manager or other senior officer compensate for the losses sustained by it as a result of such breach;

     (2) to rescind any contract or transaction which has been entered into between the Company and such director, supervisor, general manager, deputy general manager or other senior officer or between the

          Company and a third party, where such party knew or should have known that such director, supervisor, general manager, deputy general manager or other senior officer representing the Company was in breach of his duty owed to the Company;

     (3) to demand such director, supervisor, general manager, deputy general manager or other senior officer account for the profits made as result of the breach of his duty;

     (4) to recover any money which shall have been received by the Company but were received by such director, supervisor, general manager, deputy general manager or other senior officer instead, including (without limitation) any commissions; and

     (5) to demand repayment of interest earned or which may have been earned by such director, supervisor, general manager, deputy general manager or other senior officer on moneys which shall have been received by the Company.

Article 135.

     The Company shall, with the prior approval of the shareholders' general meeting, enter into a contract in writing with a director or supervisor wherein his emoluments are stipulated. The aforesaid emoluments may include:

     (1) emoluments in respect of his service as director, supervisor or senior officer of the Company;

     (2) emoluments in respect of his service as director, supervisor or senior officer of any subsidiary of the Company;

     (3) emoluments in respect of the provision of other services in connection with the management of the affairs of the Company and any of its subsidiaries;

     (4) payment by way of compensation for loss of office or as consideration for or in connection with his retirement from office.

     No proceedings may be brought by a director or supervisor against the Company for anything due to him in respect of the matters mentioned in this Article except pursuant to any contract described above.

Article 136.

     Contracts concerning the emoluments between the Company and its directors or supervisors shall provide that in the event that the Company is to be acquired by others, the Company's directors and supervisors shall, subject to the prior approval of shareholders in a general meeting, have the right to receive compensation or other payment in respect of his loss of office or retirement. For the purposes of this paragraph, the acquisition of the Company includes any of the following:

     (1)  a tender offer made by any person to all the shareholders;

     (2) an offer made by any person with a view to become a "controlling shareholder" within the meaning of Article 49.

     If the relevant director or supervisor does not comply with this Article, any sum so received by him shall belong to those persons who have sold their shares as a result of such offer. The expenses incurred in distributing such sum on a pro rata basis amongst such persons shall be borne by the relevant director or supervisor and shall not be paid out of such sum.

     Chapter 16 Financial and Accounting Systems and Profit Distribution

Article 137.

     The Company shall establish its financial and accounting systems in accordance with law, administrative regulation and PRC accounting principles formulated by the finance regulatory department of the State Council.

Article 138.

     At the end of each fiscal year, the Company shall prepare a financial report which shall be examined and verified in the manner prescribed by law.

Article 139.

     The Board of Directors of the Company shall present to the shareholders, at every annual general meeting, such financial reports which the relevant laws administrative regulation and directives promulgated by competent regional and central governmental authorities require the Company to prepare.

Article 140.

     The Company's financial reports shall be made available for shareholders' inspection at the Company twenty (20) days before the date of every shareholders' annual general meeting. Each shareholder shall be entitled to obtain a copy of the financial reports referred to in this Chapter.

     The Company shall deliver to each shareholder of Overseas-Listed Foreign-Invested Shares by prepaid mail at the address registered in the register of shareholders such reports, together with copies of the Board of Directors report, not later than twenty-one (21) days before the date of every annual general meeting of the shareholders.

Article 141.

     The financial statements of the Company shall, in addition to being prepared in accordance with PRC accounting principles and regulations, be prepared in accordance with either international accounting principles, or those of the place outside the PRC where the Company's shares are listed. If there is any material difference between the financial statements prepared in accordance with the two accounting principles, such difference shall be stated in the financial statements. In distributing its after-tax profits, the lower of the two amounts shown in the financial statements shall be adopted.

Article 142.

     Any interim results or financial information published or disclosed by the Company must also be prepared and presented in accordance with PRC accounting principles and regulations, and also in accordance with either international accounting principles or those of the place overseas where the Company's shares are listed.

Article 143.

     The Company shall publish its financial reports twice every fiscal year. The interim financial report shall be published within sixty (60) days after the expiration of the first six (6) months of each fiscal year and the annual financial report shall be published within one hundred and twenty (120) days after the expiration of each fiscal year.

Article 144.

     The Company shall not keep financial accounts other than those required by law.

Article 145.

     The Company's after-tax profit shall be allocated in accordance with the following order:

     (1)  compensation of losses;

     (2) allocation of ten percent of its after-tax profits to the statutory common reserve fund;

     (3) allocation of five percent to ten percent of the after-tax profits to the statutory common welfare fund;

     (4) allocation to the discretionary common reserve fund as approved by resolution of the shareholders' general meeting;

     (5)  payment of dividends in respect of ordinary shares.

     The Company shall not allocate dividends or carry out other allocations in the form of bonuses, before the Company has compensated for its losses and made allocations to the statutory common reserve fund and the statutory common welfare fund.

Article 146.

     The capital common reserve fund includes the following items:

     (1)  any premium above the proceeds from share issuances at face value;

     (2) any other income designated for the capital common reserve fund by regulation of the finance regulatory department of the State Council.

Article 147.

     The common reserve fund of the Company shall be applied for the following purposes only:

     (1)  to cover losses;

     (2)  to expand the Company's operation;

     (3) to convert the common reserve fund into capital in order to increase its capital. The Company may convert its common reserve fund into capital with the approval of shareholders in a general meeting. When such conversion takes place, the Company shall either distribute new shares in proportion to the existing shareholders' of shares, or increase the par value of each share, provided, however, that when the statutory common reserve fund is converted to capital, the balance of the statutory common reserve fund may not fall below 25% of the registered capital.

Article 148.

     The Company's statutory common welfare fund shall be used for the collective welfare of the Company's employees.

Article 149.

     The Company, based on its business development needs and in accordance with the requirements of the insurance regulatory authority in respect of such matters as reserves and solvency, shall formulate the annual dividend distribution policy each year, which shall be carried out with the approval of the shareholders at the annual general meeting and in accordance with the provisions of relevant law and administrative regulations. Subject to the proposal of the Board of Directors and the approval of the shareholders at a general meeting, the Company may distribute interim dividends and special dividends.

     The Company's dividend shall not bear interest, save in the case that the Company fails to distribute the dividends to the shareholders on the day when dividend was due to have been distributed.

Article 150.

     The Company may distribute dividends in the form of:

     (1)  cash; or

     (2)  shares.

Article 151.

     The Company shall calculate, declare and pay dividends and other amounts which are payable to holders of Domestic-Invested Shares in Renminbi. The Company shall calculate and declare dividends and other payments which are payable to holders of Overseas-Listed Foreign-Invested Shares in Renminbi, and shall pay such amounts in the local currency of the place in which such Overseas-Listed Foreign-Invested Shares are listed (if such shares are listed in more than one place, then the currency of the principal place in which such shares are listed as determined by the Board of Directors).

Article 152.

     The Company shall pay dividends and other amounts to holders of Foreign-Invested Shares in accordance with the relevant foreign exchange control regulations of the PRC. If there is no applicable regulation, the applicable exchange rate shall be the average closing rate for the relevant foreign currency announced by the Peoples' Bank of China during the week prior to the announcement of payment of dividend and other amounts.

Article 153.

     The Company shall appoint receiving agents for the holders of the Overseas-Listed Foreign-Invested Shares. Such receiving agents shall receive dividends on behave of such holders which have been declared by the Company and all other amounts payable to such shareholders.

     The receiving agents appointed by the Company shall meet the relevant requirements of the laws of the place or the relevant regulations of the stock exchange where the Company's shares are listed.

     The receiving agents appointed for holders of Overseas-Listed Foreign-Invested Shares listed in Hong Kong shall each be a company registered as a trust company under the Trustee Ordinance of Hong Kong.

                        Chapter 17 Appointment of Auditors

Article 154.

     The Company shall engage an independent accountancy firm which is qualified under the relevant State regulations to audit the Company's annual report and review the Company's other financial reports.

     The first auditor may be engaged before the first annual general meeting by the inaugural meeting of the Company. The auditor so appointed shall hold the office until the conclusion of the first annual general meeting.

     If the inaugural meeting does not exercise the powers under the preceding paragraph, those powers shall be exercised by the Board of Directors.

Article 155.

     The auditors engaged by the Company shall hold office from the conclusion of the annual general meeting of shareholders at which they were appointed until the conclusion of the next annual general meeting of shareholders.

Article 156.

     The auditors engaged by the Company shall enjoy the following rights:

     (1) a right to inspect the books, records and vouchers of the Company at any time, the right to require the directors, general manager, deputy general managers and other senior officers of the Company to supply relevant information and explanations;

     (2) a right to require the Company to take all reasonable steps to obtain from its subsidiaries such information and explanations as are necessary for the discharge of its duties;

     (3) a right to attend shareholders' general meetings and to receive all notices of, and other communications relating to, any shareholders' general meeting which any shareholder is entitled to receive, and to speak at any shareholders' general meeting in relation to matters concerning its role as the Company's accountancy firm.

Article 157.

     If there is a vacancy in the position of auditor of the Company, the Board of Directors may engage an accountancy firm to fill such vacancy before the convening of the shareholders' general meeting. Any other accountancy firm which has been engaged by the Company may continue to act during the period during which a vacancy exists.

Article 158.

     The shareholders in a general meeting may by ordinary resolution remove the Company's auditor before the expiration of its term of office, irrespective of the provisions in the contract between the Company and the auditor. However, the accountancy firm's right to claim for damages which arises form its removal shall not be affected thereby.

Article 159.

     The remuneration of an accountancy firm or the manner in which such firm is to be remunerated shall be determined by the shareholders in a general meeting. The remuneration of an accountancy firm engaged by the Board of Directors shall be determined by the Board of Directors.

Article 160.

     The Company's engagement, removal or discontinuance of engagement of an accountancy firm shall be resolved by the shareholders in a general meeting. Such resolution shall be filed with the securities authority of the State Council.

     Where a resolution at a general meeting of shareholders is passed to appoint as auditor a person other than an incumbent auditor, to fill a casual vacancy in the office of auditor, to reappoint as auditor a retiring auditor who was appointed by the Board of Directors to fill a casual vacancy or to remove an auditor before the expiration of its term of office, the following provisions shall apply:

     (1) A copy of the appointment or removal proposal shall be sent (before notice of meeting is given to the shareholders) to the firm proposed to be appointed or proposing to leave its post or the firm which has left its post in the relevant fiscal year.

          For the purpose of this Article, "leaving" includes leaving by removal, resignation and retirement.

     (2) If the auditor leaving its post makes representations in writing and requests the Company to give the shareholders notice of such representation, the Company shall (unless the representations have been received too late) take the following measures:

          (i) In any notice of the resolution given to shareholders, state the fact of the representations having been made; and

          (ii) Attach a copy of the representations to the notice and deliver it to the shareholders in the manner stipulated in the Company's Articles of Association.

     (3) If the Company fails to send out the auditor's representations in the manner set out in sub-paragraph (2) above, such auditor may (in addition to his right to be heard) require that the representations be read out at the shareholders' general meeting.

     (4) An auditor which is leaving its post shall be entitled to attend the following shareholders' general meetings:

          (i) The general meeting at which its term of office would otherwise have expired;

          (ii) The general meeting at which it is proposed to fill the vacancy caused by its removal; and

          (iii) The general meeting which convened as a result of its resignation,

and to receive all notices of, and other communications relating to, any such meeting, and to speak at any such meeting which it attends on any part of the business of the meeting which concerns it as former auditor of the Company.

Article 161.

     Prior notice shall be given to the accountancy firm if the Company decides to remove such accountancy firm or not to renew the appointment thereof. Such accountancy firm shall be entitled to make representations at the shareholders' general meeting. Where the accountancy firm resigns from its position as the Company's auditors, it shall make clear to the shareholders in a general meeting whether there has been any impropriety on the part of the Company.

     An accountancy firm may resign its office by depositing at the Company's legal address a resignation notice which shall become effective on the date of such deposit or on such later date as may be stipulated in such notice. Such notice shall contain the following statements:

     (1) A statement to the effect that there are no circumstances connected with its resignation which it believes should be brought to the notice of the shareholders or creditors of the Company; or

     (2)  A statement of any such circumstances.

     Where a notice is deposited under the preceding sub-paragraph, the Company shall within fourteen (14) days send a copy of the notice to the relevant governing authority. If the notice contains a statement under the preceding two sub-paragraphs, a copy of such statement shall be placed at the Company for shareholders' inspection. The Company shall also send a copy of such statement by prepaid mail to every shareholder of Overseas-Listed Foreign-Invested Shares at the address registered in the register of shareholders.

     Where the auditor's notice of resignation contains a statement in respect of the above, it may require the Board of Directors to convene a shareholders' extraordinary general meeting for the purpose of receiving an explanation of the circumstances connected with its resignation.

                              Chapter 18 Insurance

Article 162.

     Any insurance to be purchased by the Company shall be decided at a meeting of the Board of Directors in accordance with the relevant insurance laws in China.

                Chapter 19 Labor and Personnel Management System

Article 163.

     The Company may at its discretion employ and dismiss employees based on the business development needs of the Company and in accordance with the requirements of the laws and administrative regulations of the State.

Article 164.

     The Company may formulate its labor and payroll systems and payment methods in accordance with the relevant laws and regulations of the State, the Company's Articles of Association and the economical benefits of the Company.

Article 165.

     The Company shall endeavor to improve its employee benefits and to continually improve the working environment and living standards of its employees.

Article 166.

     The Company shall provide medical, retirement and unemployment insurance for its employees and put in place a labor insurance system, in accordance with the relevant laws and regulations of the State.

                             Chapter 20 Trade Unions

Article 167.

     The Company's employees may form trade unions and carry on trade union activities to protect their legal rights. The Company shall provide the necessary conditions for such activities.

                  Chapter 21 Merger and Division of the Company

Article 168.

     In the event of the merger or division of the Company, a plan shall be presented by the Company's Board of Directors and shall be approved in accordance with the procedures stipulated in the Company's Articles of Association. The Company shall then go through the relevant approval process. A shareholder who objects to the plan of merger or division shall have the right to demand the Company or the shareholders who consent to the plan of merger of division to acquire such dissenting shareholders' shares at a fair price. The contents of the resolution of merger or division of the Company shall constitute special documents which shall be available for inspection by the shareholders of the Company.

     Such special documents shall be sent by mail to holders of Overseas-Listed Foreign-Invested Shares to the address registered in the register of shareholders.

Article 169.

     The merger of the Company may take the form of either merger by absorption or merger by the establishment of a new company.

     In the event of a merger, the merging parties shall execute a merger agreement and prepare a balance sheet and an inventory of assets. The Company shall notify its creditors within ten (10) days of the date of the Company's merger resolution and shall publish a public notice in a newspaper at least three (3) times within thirty (30) days of the date of the Company's merger resolution.

     After merger, any rights in relation to debtors and any indebtedness of each of the merged parties shall be assumed by the Company which survives the merger or the newly established company.

Article 170.

     Where there is a division of the Company, its assets shall be divided up accordingly.

     In the event of division of the Company, the parties to such division shall execute a division agreement and prepare a balance sheet and an inventory of assets. The Company shall notify its creditors within then (10) days of the date of the Company's division resolution and shall publish a public notice in a newspaper at least three (3) times within thirty (30) days of the date of the Company's division resolution.

     Debts of the Company prior to the division shall be assumed by the Company or companies which exist after the division in accordance with the agreement of the parties.

Article 171.

     The Company shall, in accordance with law, apply for change in its registration with the Company registration authority where a change in any item in its registration arises as a result of any merger or division. Where the Company is dissolved, the Company shall apply for cancellation of its registration in accordance with law. Where a new company is established, the Company shall apply for registration thereof in accordance with law.

                     Chapter 22 Dissolution and Liquidation

Article 172.

     The Company shall be dissolved and liquidated upon the occurrence of any of the following events:

     (1) A resolution for dissolution is passed by shareholders at a general meeting;

     (2)  Dissolution is necessary due to a merger or division of the Company;

     (3) The Company is legally declared insolvent due to its failure to repay debts as they become due; and

     (4) The Company is ordered to close down because of a violation of laws or administrative regulations.

Article 173.

     A liquidation committee shall be set up within fifteen (15) days of the Company being dissolved pursuant to sub-paragraph (1) of the preceding Article. The composition of the liquidation committee of the Company shall be determined by an ordinary resolution of shareholders in a general meeting.

     Where the Company is dissolved under sub-paragraph (3) of the preceding Article, the People's Court shall in accordance with the provisions of relevant laws co-ordinate with the insurance regulatory authority, the shareholders, relevant organizations and relevant professional personnel to establish a liquidation committee to carry out the liquidation.

     Where the Company is dissolved under sub-paragraph (4) of the preceding article, the insurance regulatory authority shall co-ordinate with the shareholders, relevant organizations and professional personnel to establish a liquidation committee to carry out the liquidation.

     Where the Company is dissolved or declared insolvent in accordance with law, the life insurance contracts and reserves held thereby shall be transferred to other insurance companies with life insurance business operation.

Article 174.

     Where the Board of Directors proposes to liquidate the Company for any reason other than the Company's declaration of its own insolvency, the Board shall include a statement in its notice convening a shareholders' general meeting to consider the proposal to the effect that, after making full inquiry into the affairs of the Company, the Board of Directors is of the opinion that the Company will be able to pay its debts in full within twelve (12) months from the commencement of the liquidation.

     Upon the passing of the resolution by the shareholders in a general meeting for the liquidation of the Company, all functions and powers of the Board of Directors shall cease.

     The liquidation committee shall act in accordance with the instructions of the shareholders' general meeting to make a report at least once every year to the shareholders' general meeting on the committee's income and expenses, the business of the Company and the progress of the liquidation; and to present a final report to the shareholders' general meeting on completion of the liquidation.

Article 175.

     The liquidation committee shall, within ten (10) days of its establishment, send notices to creditors and shall, within sixty (60) days of its establishment, publish a public announcement at a newspaper at least three (3) times.

     A creditor shall, within thirty (30) days of receipt of the notice, or for creditors who have not personally received such notice, within ninety (90) days of the date of the first public announcement, claim its rights to the liquidation committee. In claiming its rights, the creditor shall provide evidential material in respect thereof. The liquidation committee shall register the creditor's rights.

Article 176.

     During the liquidation period, the liquidation committee shall exercise the following functions and powers:

     (1) to sort out the Company's assets and prepare a balance sheet and an inventory of assets respectively;

     (2)  to notify the creditors or to publish public announcements;

     (3)  to dispose of and liquidate any unfinished businesses of the Company;

     (4)  to pay all outstanding taxes;

     (5)  to settle claims and debts;

     (6) to deal with the surplus assets remaining after the Company's debts have been repaid;

     (7)  to represent the Company in any civil proceedings.

Article 177.

     After it has sorted out the Company's assets and after it has prepared the balance sheet and an inventory of assets, the liquidation committee shall formulate a liquidation plan and present it to a shareholders' general meeting or to the relevant governing authority for confirmation.

     The Company's assets shall be distributed in accordance with law or regulation. If there is no applicable law, such distribution shall be carried out in accordance with a fair and reasonable procedure determined by the liquidation committee.

     Any surplus assets of the Company remaining after its debts have been repaid in accordance with the provisions of the preceding paragraph shall be distributed to its shareholders according to the class of shares and the proportion of shares held.

     During the liquidation period, the Company shall not commence any new business activities.

Article 178.

     In the event of dissolution, if after putting the Company's assets in order and preparing a balance sheet and an inventory of assets in connection with the liquidation of the Company, the liquidation committee discovers that the Company's assets are insufficient to repay the Company's debts in full, the liquidation committee shall immediately apply to the People's Court for a declaration of insolvency.

     After a Company is declared insolvent by a ruling of the People's Court, the liquidation committee shall transfer all matters arising from the liquidation to the People's Court.

Article 179.

     Following the completion of the liquidation, the liquidation committee shall prepare a liquidation report, a statement of income and expenses received and made during the liquidation period and a financial report, which shall be verified by a Chinese registered accountant and submitted to the shareholders' general meeting or the insurance regulatory authority for confirmation.

     The liquidation committee shall, within thirty (30) days after such confirmation, submit the documents referred to in the preceding paragraph to the Company registration authority and apply for cancellation of registration of the

Company, and publish a public announcement relating to the termination of the Company.

  Chapter 23 Procedures for Amendment of the Company's Articles of Association

Article 180.

     The Company may amend its Articles of Association in accordance with the requirements of law, administrative regulations and the Company's Articles of Association.

Article 181.

     The Company's Articles of Association shall be amended in the following manner:

     (1) The Directors shall propose the manner in which the Company's Articles of Association shall be amended;

     (2) The foregoing proposal shall be furnished to the shareholders in writing and a shareholders' meeting shall be convened;

     (3) The amendments shall be approved by votes representing more than two-thirds of the voting rights represented by the shareholders present at the meeting.

Article 182.

     The amendment of the Company's Articles of Association in respect of the following matters shall be submitted to the insurance regulatory authority for approval, and once approved, to the company registration authority for change in registration, followed by public announcement:

     (1)  a change in the Company's name;

     (2)  a change in the Company's scope of business;

     (3)  an increase or reduction of the Company's registered capital;

     (4)  a change of the Company's share class in whole or in part;

     (5)  an addition of new share class;

     (6)  an addition or cancellation of convertible debentures; and

     (7)  other matters.

     Amendments of the Company's Articles of Association which involve the contents of the Mandatory Provisions shall become effective upon receipt of the approvals from the securities authority of the State Council and the companies approving department authorized by the State Council. If there is any change relating to the registered particulars of the Company, application shall be made for change in registration in accordance with law.

                          Chapter 24 Dispute Resolution

Article 183.

     The Company shall abide by the following principles for dispute resolution:

     (1) Any disputes or claims arising between holders of the Overseas-Listed Foreign-Invested Shares and the Company; holders of the Overseas-Listed Foreign-Invested and the Company's directors, supervisors, general manager, deputy general managers, or other senior officers; or holders of the Overseas-Listed Foreign-Invested Shares and holders of Domestic-Invested Shares, in respect of any rights or obligations arising from these Articles of Association, the Company Law or any rights or obligations conferred or imposed by the Company Law and special regulations (including other relevant laws) or any other relevant laws and administrative regulations concerning the affairs of the Company shall be submitted for arbitration.

          When a dispute or claim of rights referred to in the preceding paragraph is submitted for arbitration, the entire claim or dispute must be referred to arbitration, and all persons who have a cause of action based on the same facts giving rise to the dispute or claim or whose participation is necessary for the resolution of such dispute or claim, shall, where such person is the Company, the Company's shareholders, directors, supervisors, general manager, deputy general managers, or other senior officers of the Company, comply with the arbitration.

          Disputes in respect of the definition of shareholders and disputes in relation to the register of shareholders need not be resolved by arbitration.

     (2) A claimant may elect for arbitration to be carried out at either the China International Economic and Trade Arbitration Commission in accordance with its Rules or the Hong Kong International Arbitration Center in accordance with its Securities Arbitration Rules. Once a claimant submits a dispute or claim to arbitration, the other party must submit to the arbitral body elected by the claimant.

          If a claimant elects for arbitration to be carried out at Hong Kong International Arbitration Center, any party to the dispute or claim may apply for a hearing to take place in Shenzhen in accordance with the

          Securities Arbitration Rules of the Hong Kong International Arbitration Center.

     (3) If any disputes or claims of rights are settled by way of arbitration in accordance with sub-paragraph (1) of this Article, the laws of the PRC govern, save as otherwise provided in law and administrative regulations.

     (4) The award of an arbitral body shall be final and conclusive and binding on all parties.

                               Chapter 25 Notices

Article 184.

     Unless otherwise provided, the Company shall, where it is making a public announcement in the prescribed or approved manner, issue or deliver any notice or announcement in at least one (1) national newspaper which has been appointed by the securities authority of the State Council and, when possible, publish such notice or announcement in English and in Chinese on the same day in a major Chinese and a major English newspaper in Hong Kong, respectively.

Article 185.

     Unless otherwise provided in the Articles of Association, notices, information or written statements issued by the Company to holders of Overseas-Listed Foreign-Invested shares shall be personally delivered to the registered address of each of such shareholders, or sent by mail to each of such shareholders.

     Notices to be issued to holders of Domestic-invested shares shall be released in any one or more newspapers designated by the securities authority of the State Council. All holders of Domestic-invested shares shall be deemed to have received such notices once they are published.

Article 186.

     All notices which are to be sent by mail shall be clearly addressed, postage pre-paid, and shall be put in envelopes before being posted by mail. Such letters of notice shall be deemed to have been received by shareholders five (5) days after the date of dispatch.

Article 187.

     Any notices, document, information or written statements from the shareholders or directors to the Company shall be delivered personally or sent by registered mail to the legal address of the Company.

Article 188.

     Shareholders or directors of the Company who want to prove that certain notices, documents, information or written statements have been sent to the Company shall provide evidential materials showing that such notices, documents, information or written statements have been sent to the Company by normal methods within designated times, and that the mailing address is correct and the postage is fully paid.

                            Chapter 26 Supplementary

Article 189.

     In these Articles of Association, references to "accountancy firm" shall have the same meaning as "auditors".

Article 190.

     The Company's Articles of Association are written in both Chinese and English. Both texts shall be equally valid. If there is any discrepancy between the two versions, the Chinese version of the Articles of Association shall prevail.

Article 191.

     The Company's Board of Directors shall have the power to interpret the Company's Articles of Association.